EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            PASHLETH INVESTMENT LTD.,

                            DIOMED ACQUISITION CORP.

                                       AND

                                  DIOMED, INC.



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                          Dated as of January 29, 2002


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
                                TABLE OF CONTENTS

                                                                            Page

AGREEMENT AND PLAN OF MERGER...................................................1
BACKGROUND.....................................................................1
1.    THE MERGER...............................................................2
   1.1   General...............................................................2
   1.2   Certificate of Incorporation..........................................2
   1.3   By-Laws...............................................................2
   1.4   Directors and Officers................................................2
   1.5   Conversion of Securities..............................................3
   1.6   Adjustment of the Exchange Ratios.....................................4
   1.7   Dissenting Shares.....................................................4
   1.8   No Fractional Shares..................................................5
   1.9   Novation of Non-Plan Options and Warrants.............................5
   1.10  Exchange Procedures; Distributions with Respect to
           Unexchanged Shares; Stock Transfer Books............................5
   1.11  Stock Certificate Legends.............................................6
   1.12  Further Assurances....................................................8
2.    REPRESENTATIONS AND WARRANTIES CONCERNING THE ACQUIRED ENTITIES..........8
   2.1   Organization..........................................................8
   2.2   Capitalization; Options and Other Rights..............................8
   2.3   Authority; No Conflicts; Consents....................................10
   2.4   Charter Documents....................................................11
   2.5   Financial Statements.................................................11
   2.6   Absence of Undisclosed Liabilities; Indebtedness.....................11
   2.7   Operations and Obligations...........................................12
   2.8   Properties...........................................................14
   2.9   Contracts............................................................14
   2.10  Absence of Default...................................................15
   2.11  Litigation...........................................................16
   2.12  Compliance with Law..................................................16
   2.13  Intellectual Property................................................16
   2.14  Tax Matters..........................................................18
   2.15  Employee Benefit Plans...............................................19
   2.16  Executive Employees..................................................20
   2.17  Employees............................................................20
   2.18  Environmental Laws...................................................21
   2.19  Bank Accounts, Letters of Credit and Powers of Attorney..............21
   2.20  Subsidiaries.........................................................22
   2.21  Affiliate Transactions...............................................22
   2.22  Insurance............................................................22
   2.23  Leases...............................................................22

                                      (i)
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   2.24  Product Warranty.....................................................23
   2.25  Product Liability....................................................23
   2.26  Minute Books.........................................................23
   2.27  Complete Copies of Materials.........................................23
   2.28  Accuracy of Information Furnished....................................23
   2.29  Diomed Review........................................................23
   2.30  Reorganization.......................................................24
3.    REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND PARENT................24
   3.1   Organization.........................................................24
   3.2   Capital Structure....................................................24
   3.3   Authority; No Conflicts; Consents....................................25
   3.4   Charter Documents....................................................26
   3.5   Financial Statements.................................................26
   3.6   Absence of Undisclosed Liabilities; Indebtedness.....................27
   3.7   Operations and Obligations...........................................27
   3.8   Employee Benefit Plans...............................................29
   3.9   Employees............................................................30
   3.10  Tax Matters..........................................................31
   3.11  Minute Books.........................................................31
   3.12  Complete Copies of Materials.........................................32
   3.13  Reorganization.......................................................32
   3.14  SEC Documents; Undisclosed Liabilities...............................32
   3.15  Absence of Certain Changes...........................................32
   3.16  Interim Operations of Acquisition....................................32
   3.17  Disclosure...........................................................32
4.    ACQUIRED ENTITIES CONDUCT PENDING CLOSING;
        ACQUIRED ENTITIES COVENANTS...........................................33
   4.1   Conduct of Business Pending Closing..................................33
   4.2   Prohibited Actions Pending Closing...................................33
   4.3   Access; Documents; Supplemental Information..........................34
5.    PARENT AND ACQUISITION CONDUCT PENDING CLOSING;
        PARENT AND ACQUISITION COVENANTS......................................34
   5.1   Conduct of Business Pending Closing..................................34
   5.2   Prohibited Actions Pending Closing...................................34
   5.3   Access; Documents; Supplemental Information..........................35
   5.4   Review of  Pre-closing Documents and Press Releases..................35
6.    JOINT COVENANTS.........................................................35
   6.1   Notification of Certain Matters......................................35
   6.2   Tax Returns; Cooperation.............................................35
   6.3   Reorganization.......................................................36
   6.4   Form 8-K; Other Filings..............................................36
   6.5   Offering Memorandum..................................................36
   6.6   Diomed Information Statement.........................................37
   6.7   Regulatory Approval by Parent........................................37
   6.8   Notices from Governmental Agencies...................................37
   6.9   Directors' and Officers' Insurance...................................37

                                      (ii)
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   6.10  Novation Requests....................................................38
   6.11  Registration of Shares and Other Securities..........................38
   6.12  Post-Closing Covenant................................................39
   6.13  Actions by the Parties...............................................39
7.    CONDITIONS PRECEDENT....................................................40
   7.1   Conditions Precedent to Each Party's Obligation to Effect the Merger.40
   7.2   Conditions Precedent to Obligations of Parent........................41
   7.3   Conditions Precedent to Obligations of Diomed........................41
   7.4   Frustration of Closing Conditions....................................43
8.    SURVIVAL OF REPRESENTATION AND WARRANTIES...............................43
9.    BROKERS' AND FINDERS' FEES..............................................43
10.   EXPENSES................................................................43
11.   USE OF PRIVATE PLACEMENT PROCEEDS.......................................43
12.   PRESS RELEASES..........................................................44
13.   CONFIDENTIAL INFORMATION................................................44
14.   CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.........................45
15.   ASSIGNMENT AND BINDING EFFECT...........................................45
16.   TERMINATION.............................................................45
   16.1  Termination of Agreement.............................................45
   16.2  Effect of Termination................................................46
17.   DEFINITIONS.............................................................46
18.   SCHEDULES...............................................................52
19.   SUCCESSORS..............................................................52
20.   ASSIGNMENTS.............................................................52
21.   NOTICES.................................................................53
22.   SPECIFIC PERFORMANCE....................................................54
23.   SUBMISSION TO JURISDICTION; PROCESS AGENT; NO JURY TRIAL;
        BINDING ARBITRATION...................................................55
24.   THIRD PARTY BENEFICIARIES...............................................55
25.   COUNTERPARTS............................................................56
26.   HEADINGS................................................................56
27.   GOVERNING LAW...........................................................56
28.   AMENDMENTS..............................................................56
29.   EXTENSIONS; WAIVER......................................................56
30.   SEVERABILITY............................................................56
31.   CONSTRUCTION............................................................57
32.   INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.......................57
33.   REMEDIES................................................................57
34.   ELECTRONIC SIGNATURES...................................................57


                                     (iii)
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ATTACHMENTS

EXHIBITS

Exhibit A       Form of Certificate of Merger
Exhibit B       Form of Subscription Agreement
Exhibit C       Form of Mandatory Designations of Parent Class A Preferred Stock
Exhibit D       Form of Consulting Agreement with Verus
Exhibit E       Form of Parent Bylaws, as amended
Exhibit F       Form of Closing Certificate of Diomed
Exhibit G       Form of Legal Opinion of Counsel to Diomed
Exhibit H       Form of Legal Opinion of Special Counsel to Diomed
Exhibit I       Form of Parent and Acquisition Closing Certificate
Exhibit J       Form of Letter from Certain Directors
Exhibit K       Form of Legal Opinion of Counsel to Parent and Acquisition
Exhibit L       Form of Legal Opinion of Counsel to Acquisition
Exhibit M       Form of Legal Opinion of Local Counsel
Exhibit N       Form of Diomed Option Novation Request
Exhibit O       Form of Diomed Warrant Novation Request

SCHEDULES

Schedule 1.5             Capitalization of Parent After Merger
Schedule 2.2(b)          Existing Agreements Regarding Diomed Securities
Schedule 2.2(c)          Voting Agreements
Schedule 2.2(d)          Diomed Capital Stockholders
Schedule 2.2(e) Stockholders of Acquired Entities That Are Parties to Contracts Regarding Capital Stock of Any Such Acquired Entities
Schedule 2.3(a)          Required Corporate Action or Other Proceedings
Schedule 2.6(a)          Liabilities or Obligations of Acquired Entities
Schedule 2.6(b)          Indebtedness of Acquired Entities
Schedule 2.7(a) Material Adverse Effect Events, Conditions, Impairments, Etc. as to Any Acquired Entities
Schedule 2.7(b) Business Conduct by Any Acquired Entities Either Not Within the Ordinary Course or Not Consistent with Past Practice
Schedule 2.7(c) Accrued or Unpaid Dividends or Distributions With Respect to Any Acquired Entities Capital Stock
Schedule 2.9             Contracts and Material Agreements of Any
                         Acquired Entities
Schedule 2.10            Events of Default of Acquired Entities
Schedule 2.11            Litigation
Schedule 2.12            Violations of Laws and Required Authorizations
Schedule 2.13(a)         Patents of Acquired Entities
Schedule 2.13(b)         Trademarks of Acquired Entities
Schedule 2.13(c)         Software of Acquired Entities
Schedule 2.13(g) Contracts With Third Parties Regarding Intellectual Property of Any Acquired Entities

                                     (iv)
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Schedule 2.13(h)         Former Employees of Any Acquired Entities Involved in
                         Development of Intellectual Property Who Have Not Assigned Rights and Acquired Entities Contracts with Employees
Schedule 2.14            Tax Matters
Schedule 2.15(a) Outstanding Obligations of Acquired Entities Regarding Employee Benefit Plans
Schedule 2.15(b)         Benefit Plans of Acquired Entities
Schedule 2.15(d) Adoptions, Amendments or Changes in Acquired Entities Employee Benefit Plans
Schedule 2.15(e)         Outstanding Stock Options of Acquired Entities
Schedule 2.15(f) Benefit Plan Compensation or Benefits Triggered by this Agreement
Schedule 2.15(g)         Acquired Entities Restricted Stock Purchase
                         Arrangements
Schedule 2.15(h) Acquired Entities Capital Stock Issued Pursuant to Any Restricted Stock Purchase
                         Agreement or Stock Option Agreement
Schedule 2.16            Salary Rates and Bonuses of Executive Employees of
                         Acquired Entities
Schedule 2.17            Additional Compensation of Executive Employees of
                         Acquired Entities
Schedule 2.19            Bank Accounts, Letters of Credit and Powers of Attorney
Schedule 2.20            Subsidiaries of Acquired Entities
Schedule 2.21            Transactions of Affiliates of Acquired Entities
Schedule 2.22            Insurance
Schedule 2.23            Leases
Schedule 2.24            Terms and Conditions of Sale or Lease for Acquired
                         Entities
Schedule 3.1 Jurisdictions of Incorporation of Parent and Acquisition
Schedule 3.2(a) Parent's Authorized Capitalization and Issued and Outstanding Capital Stock
Schedule 3.2(b)          Agreements Regarding Parent Capital Stock
Schedule 3.2(c)          Parent Capital Stockholders
Schedule 3.4             Certificate of Incorporation and By-laws of Parent
Schedule 3.6(a)          Liabilities or Obligations of Parent
Schedule 3.6(b)          Indebtedness of Parent
Schedule 3.7(a) Material Adverse Effect Events, Conditions, Impairments, Etc. as to Parent
Schedule 3.7(b) Business Conduct by Parent Either Not Within the Ordinary Course or Not Consistent with Past Practice
Schedule 3.7(c) Accrued or Unpaid Dividends or Distributions With Respect to Parent Capital Stock
Schedule 3.8(a)          Outstanding Obligations of Parent Regarding
                         Employee Benefit Plans
Schedule 3.8(b)          Benefit Plans of Parent
Schedule 3.8(d)          Adoptions, Amendments or Changes in Parent
                         Employee Benefit Plans
Schedule 3.8(e)          Outstanding Parent Stock Options
Schedule 3.8(f) Parent Benefit Plan Compensation or Benefits Triggered by this Agreement
Schedule 3.8(g)          Parent Restricted Stock Purchase Arrangements
Schedule 3.8(h) Parent Capital Stock Issued Pursuant to Any Restricted Stock Purchase Agreement or Stock Option Agreement
Schedule 3.9             Employee Claims for Compensation

                                     (v)

Schedule 3.10            Tax Matters of Parent
Schedule 3.14            Parent SEC Documents
Schedule 3.15            Disclosure of Certain Changes
Schedule 9.1             Brokers' and Finders' Fees

                                      (vi)

                          AGREEMENT AND PLAN OF MERGER

              AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 29, 2002, by and among (i) Pashleth Investment Ltd., a Delaware corporation, whose address is #5-4360 Agar Drive, Richmond, British Columbia, V7B 1A3, Canada ("PARENT"), (ii) Diomed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, whose address is the same as Parent ("Acquisition") and (iii) Diomed, Inc., a Delaware corporation, whose address is 1 Dundee Park, Andover, MA 01810 ("DIOMED").

                                   BACKGROUND

              A. Diomed is a leading developer of minimally invasive clinical solutions and uses its proprietary technology to manufacture and distribute medical devices and related disposables as part of an integrated clinical solution. Diomed desires to raise capital to be used for working capital purposes, for the development of its new laser development project and to fund future business acquisitions, among other things.

              B. Parent has proposed to raise capital to fund the operating and other activities of and pay certain obligations of Diomed by means of an offering of securities that is exempt from the registration requirements of the Securities Act.

              C. Acquisition is a wholly-owned subsidiary of Parent and was formed to merge with and into Diomed so that as a result of the Merger, as defined below, Diomed will survive and become a wholly-owned subsidiary of Parent.

              D. The Boards of Directors of each of Parent, Acquisition and Diomed have determined that this Agreement and the merger of Acquisition with and into Diomed (the "MERGER") in accordance with the provisions of the DGCL, and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent and Diomed and their respective stockholders.

              E. The Boards of Directors of each of Parent, Acquisition and the Acquired Entities have approved this Agreement and the transactions contemplated hereby.

              F. The Parties desire that the Merger and related transactions qualify as a "plan of reorganization" under Section 368(a) of the Code and not subject the holders of shares, options or warrants of Diomed to tax under the Code.

              G. Certain capitalized terms used in this Agreement without definition shall have the respective meanings given them in Section 17.

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

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       1.     THE MERGER.

              1.1    GENERAL.

                     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.1(b)), (i) Acquisition shall be merged with and into Diomed, (ii) the separate corporate existence of Acquisition shall cease, and (iii) Diomed shall be the surviving corporation (the "SURVIVING CORPORATION"). As a result of the Merger, the outstanding shares of capital stock of Diomed shall be exchanged and cancelled in the manner provided in Section 1.5. With respect to references in this Agreement relating to any obligations or duties of Diomed accruing after the Effective Time, the usage of the defined term "DIOMED" as opposed to "SURVIVING CORPORATION" shall not operate to negate any such obligations or duties.

                     (b) The Merger shall become effective at the time of filing of a certificate of merger (the "CERTIFICATE OF MERGER"), substantially in the form attached hereto as EXHIBIT A, with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the "EFFECTIVE TIME"). Subject to the terms and conditions of this Agreement, Diomed and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the closing of the Merger (the "CLOSING"). The Closing shall take place at the New York offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., commencing at 10:00 a.m. or on such other date, (not later than the Expiration Date), time and place as the parties may mutually agree (the "CLOSING DATE").

                     (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Diomed and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Diomed and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

              1.2 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Diomed, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

              1.3 BY-LAWS. The By-laws of Diomed, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

              1.4    DIRECTORS AND OFFICERS. From and after the Effective Time,
(a) the directors of Diomed at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and, (b) the officers of Diomed at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

              1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, Diomed or the holders of any of the following securities:

                     (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation;

                     (b) Each share of capital stock of Diomed ("DIOMED CAPITAL STOCK") of any class or series owned or held in treasury by Diomed shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto;

                     (c) Subject to the provisions of Sections 1.6, each share of Diomed Common Stock, par value $.001 per share ("DIOMED COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section 1.5(b) and (ii) Dissenting Shares (as defined in Section 1.7 below)) shall be converted into twenty-five one-hundredths (0.25) (such number to be adjusted in accordance with Section 1.6 (as so adjusted, the "DIOMED COMMON STOCK EXCHANGE RATIO")) validly issued, fully paid and nonassessable share of Class A Preferred Stock, par value $.001 per share, of Parent (the "PARENT CLASS A PREFERRED STOCK"), rounded to the nearest one-thousandth of a share. As of the Effective Time, each share of Diomed Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Diomed Common Stock shall cease to have any rights with respect thereto, other than the right to receive shares of the Parent Class A Preferred Stock to be issued in consideration therefor upon the surrender of such certificate, if and to the extent requested by such holder;

                     (d) Subject to the provisions of Sections 1.6, each share of Diomed Series A Preferred Stock, par value $.01 per share ("DIOMED SERIES A PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section 1.5(b) and (ii) Dissenting Shares) shall be converted into fifty one-hundredths (0.50) (such number to be adjusted in accordance with Section 1.6 (as so adjusted, the "DIOMED SERIES A PREFERRED STOCK EXCHANGE RATIO")) validly issued, fully paid and nonassessable share of Parent Class A Preferred Stock, rounded to the nearest one-thousandth of share. As of the Effective Time, each share of Diomed Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Diomed Series A Preferred Stock shall cease to have any rights with respect thereto, other than the right to receive shares of Parent Class A Preferred Stock to be issued in consideration therefor upon the surrender of such certificate, if and to the extent requested by such holder;

                     (e) Subject to the provisions of Sections 1.6 and 1.8, immediately (and in no event more than one day) after the Effective Time each of the Diomed Option Plans and each Diomed Plan Option issued and outstanding immediately prior to the Effective Time shall be assumed by Parent and shall be exchanged for a Parent Option to purchase that number of shares of validly issued, fully paid and nonassessable shares of Parent Class A Preferred Stock as shall equal (i) the Common Stock Exchange Ratio, multiplied by (ii) the number of shares of Diomed Common Stock subject to the Diomed Option, and the exercise price at which each such

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Parent Option is exercisable shall be the price at which the Diomed Plan Option that was so converted into a Parent Option had been exercisable immediately prior to the Effective Time, multiplied by the reciprocal of the Diomed Common Stock Exchange Ratio; PROVIDED, that if the Diomed Common Stock Exchange Ratio is other than 1:4, the number of shares of Parent Class A Preferred Stock purchasable upon the exercise of such Parent Option, and the exercise price at which each such Parent Option is exercisable, shall be adjusted to reflect the Diomed Common Stock Exchange Ratio. As of the Effective Time, each Diomed Plan Option shall no longer be outstanding and shall automatically be cancelled and retired.

SCHEDULE 1.5 to this Agreement shall be jointly prepared by Parent and Diomed immediately prior to the Closing and shall set forth the capitalization of Parent after giving effect to the Merger.

                     1.6 ADJUSTMENT OF THE EXCHANGE RATIOS. If, subsequent to the date of this Agreement, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Parent Class A Preferred Stock or Parent Common Stock (collectively, "PARENT CAPITAL STOCK"), any change or conversion of Parent Capital Stock into other securities, or any other dividend or distribution with respect to the Parent Capital Stock occurs or, if a record date with respect to any of the foregoing occurs, the Parties shall make appropriate and proportionate adjustments to the Diomed Common Stock Exchange Ratio and the Diomed Series A Preferred Stock Exchange Ratio and thereafter all references to the Diomed Common Stock Exchange Ratio and the Diomed Series A Preferred Stock Exchange Ratio, as the case may be, shall be deemed to be the Diomed Common Stock Exchange Ratio and the Diomed Series A Preferred Stock Exchange Ratio, as so adjusted.

                     1.7    DISSENTING SHARES.

                            (a)    Notwithstanding any provision of this
Agreement to the contrary, shares of Diomed Capital Stock that are outstanding immediately prior to the Effective Time and which are held of record by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c) or 1.5(d). Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Parent Capital Stock specified in Section 1.5(c) or 1.5(d), without any interest thereon, upon surrender, in the manner provided in Section 1.10, of the certificate or certificates that were formerly evidenced by such Dissenting Shares.

                            (b)    Diomed shall give Parent (i) prompt notice of
any demands for appraisal received by Diomed, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Diomed and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Diomed shall not, except with the prior written consent of Parent, offer to settle any such demands.

                     1.8    NO FRACTIONAL SHARES. [RESERVED]

                     1.9 NOVATION OF NON-PLAN OPTIONS AND WARRANTS. Beginning at the Effective Time and continuing until Parent shall have fully performed its obligations under this Section 1.9, Parent will promptly accept and execute each Diomed Non-Plan Option Novation Request and each Diomed Warrant Novation Request tendered to it by the holder of any Diomed Non-Plan Option and Diomed Warrant and return to each such holder as soon as practicable thereafter (and in no event more than 30 Business Days) one original counterpart of each Diomed Non-Plan Option Novation Request or Diomed Warrant Novation Request, as the case shall be, bearing Parent's original signature. After Parent's execution of any Diomed Non-Plan Option Novation Request or Diomed Warrant Novation Request, as the case shall be, 25% of the number of Diomed Non-Plan Options (as adjusted pursuant to Section 1.6 if the Diomed Common Stock Exchange Ratio is other than 4:1) referred to therein shall become separate obligations of Parent under the terms and conditions set forth in the respective novation request, and the Parent Option Plan referred to therein, and shall be Parent Options (as such term is used in this Agreement), and 25% of the number of Diomed Warrants referred to therein (as adjusted pursuant to Section 1.6 if the Diomed Common Stock Exchange Ratio is other than 4:1) shall become separate obligations of Parent under the terms and conditions set forth in the respective novation request and shall be warrants to purchase shares of Parent Class A Preferred Stock ("PARENT WARRANTS"). The Diomed Non-Plan Options or the Diomed Warrants referred to in the respective novation request shall no longer be outstanding and shall automatically be cancelled and retired.

                     1.10 EXCHANGE PROCEDURES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; STOCK TRANSFER BOOKS.

                            (a)    Shares of the Parent Capital Stock shall not
be certificated shares unless requested to be certificated thereof in writing by any Diomed Stockholder.

                            (b)    From time to time after the Effective Time
until the date on which less than 1% of the Diomed Capital Stock (calculated on a fully diluted basis) remain to be surrendered, Parent shall make available to the Requesting Holders, certificates representing shares of the Parent Capital Stock to be issued pursuant to Sections 1.5(c) and 1.5(d) to such Requesting Holders in exchange for their shares of Diomed Capital Stock. Such shares of Parent Capital Stock, are referred to herein as the "EXCHANGE FUND."

                            (c)    As soon as practicable after the Effective
Time, Parent shall send to each Person who shall have been, at the Effective Time, a holder of record of certificates which represented outstanding Diomed Capital Stock and who is a Requesting Holder (the "CERTIFICATES"), which shares were converted into the right to receive Parent Capital Stock pursuant to Sections 1.5(c) and 1.5(d), a letter of transmittal which (i) shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to Parent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to Parent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as Parent may reasonably require, such Requesting Holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Capital Stock into which the applicable portion of Diomed Capital Stock represented by the surrendered Certificate shall have been converted at the Effective Time, and the Certificates so surrendered shall then be canceled. Until surrendered as contemplated by this Section 1.10(c), each Certificate from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Parent Capital Stock into which such Diomed Capital Stock shall have been converted.

                            (d)    If any certificate representing Parent
Capital Stock is to be issued to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to Parent any transfer or other taxes required as a result of the issuance of such certificates of Parent Capital Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Diomed Capital Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any other applicable tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Diomed Capital Stock in respect of which such deduction and withholding was made by Parent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such other applicable tax law.

                            (e)    If any Certificate shall have been lost,
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other customary conditions as the board of directors of the Surviving Corporation and Parent may impose, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Capital Stock as determined under Section 1.5(c) or 1.5(d) in respect of such Certificate; PROVIDED, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                            (f)    From and after the Effective Time, the
holders of shares of Diomed Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

                     1.11 STOCK CERTIFICATE LEGENDS. Each stock certificate delivered by Parent to a stockholder of Diomed (a "Diomed Stockholder") whose address in the books and records of Diomed is in the United States or Canada will be imprinted with legends substantially in the following forms:

       THE SHARES THIS CERTIFICATE REPRESENTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

       "SECURITIES ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

              Each stock certificate delivered by Parent to a Diomed Stockholder whose address is other than in the United States or Canada will be imprinted with legends substantially in the following forms:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
       (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),
       (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SURVIVING CORPORATION'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SURVIVING CORPORATION AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE SURVIVNG CORPORATION) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SURVIVING CORPORATION. HEDGING TRANSACTIONS WITH REGARD TO THIS

       SECURITY MAY NOT BE CONDUCTED BY THE HOLDER HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                     1.12 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Diomed or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Diomed or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Diomed or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Diomed or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.


       2. REPRESENTATIONS AND WARRANTIES CONCERNING THE ACQUIRED ENTITIES. Diomed represents and warrants to Parent and Acquisition that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this Section 2, except as set forth in the disclosure schedules Diomed has delivered to Parent on the date hereof).

              2.1 ORGANIZATION. Each Acquired Entity is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted and any businesses in which it currently proposes to engage. Each Acquired Entity is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where such qualification or license is required, except where the failure so to qualify would not have a Material Adverse Effect.

              2.2    CAPITALIZATION; OPTIONS AND OTHER RIGHTS.

                     (a) The total authorized shares of capital stock of Diomed consists of (i) 40,000,000 shares of Diomed Common Stock, of which (A) 9,315,690 shares are issued and outstanding, (B) 5,450,000 shares have been reserved for the conversion of Diomed Preferred Stock (as defined below), (C) 121,924 shares have been reserved for issuance upon exercise of Diomed Warrants,
(D) 1,804,384 shares have been reserved for issuance upon exercise of Diomed Options, and (E) [417,832] shares have been reserved for issuance upon conversion of the Second QLT Promissory Note in accordance with the terms and conditions thereof (the shares of Diomed Common Stock reserved for conversion, or issuance upon exercise of, the securities referred to in such clauses (B) through (F) of clause (i) of this
Section 2.2(a) are collectively referred to as the "RESERVED DIOMED COMMON SHARES," and (ii) 3,500,000 shares of preferred stock, par value $0.01 per share (the "DIOMED PREFERRED STOCK"), of which (A) 3,500,000 shares have been designated as Diomed Series A Preferred Stock, 2,725,000 shares of which are issued and outstanding. All of the issued and outstanding shares of Diomed Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable, and all of the Reserved Diomed Common Shares, when issued upon the conversion or exercise of the Diomed Preferred Stock and the other securities referred to in subclauses (B) through (F) of clause (i) of this
Section 2.2(a), will be duly and validly authorized and issued and fully paid and nonassessable. All the shares of Diomed Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Diomed Capital Stock has been issued, and none of the Diomed Capital Stock will be issued in violation, of the preemptive rights of any Diomed Stockholder. The issued and outstanding shares of Diomed Common Stock and issued and outstanding shares of Diomed Preferred Stock have been issued, and the shares of Diomed Common Stock to be issued upon the conversion of Diomed Preferred Stock will be issued, in compliance in all material respects with applicable Federal and state securities laws and regulations.

              (b) Except as set forth in the Shareholders Agreement dated March 2001 and as set forth under in SCHEDULE 2.2(b) and except for shares of Diomed Common Stock issuable upon the exercise of options outstanding under the Diomed Option Plans, the exercise of the Diomed Warrants, or the conversion of the October 2001 Bridge Loan Notes and the December 2001 Bridge Loan Notes, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Diomed or granting to Diomed any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Diomed, whether or not presently issued or outstanding, nor are there any outstanding securities of Diomed or any other entity which are convertible into or exchangeable for other securities of Diomed, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Diomed or any other Person any securities so convertible or exchangeable.

              (c) Except as set forth in SCHEDULE 2.2(c) there are no proxies, agreements or understandings with respect to the voting of any of the shares of Diomed Capital Stock or the direction of the business operations or conduct of Diomed, except as contemplated by this Agreement.

              (d) SCHEDULE 2.2(d) sets forth a true and complete list of all holders of Diomed Capital Stock (including the amount and type of security beneficially owned by such holder), together with the address of each such stockholder as currently shown on Diomed's books and records.

              (e) Except as set forth on SCHEDULE 2.2(e), to the Best Knowledge of Diomed, no stockholder of any Acquired Entity is a party to any (i) contract that would require such stockholder to sell, transfer or otherwise dispose of any Capital Stock of any Acquired

Entity (other than this Agreement) or (ii) other contract with respect to any capital stock of any Acquired Entity.

       2.3    AUTHORITY; NO CONFLICTS; CONSENTS.

                     (a) Diomed has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. Except as set forth on SCHEDULE 2.3(a), the execution, delivery and performance of this Agreement by Diomed has been duly authorized and approved by all necessary corporate or other action, and no other corporate or other proceedings on the part of Diomed are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Diomed and is the legal, valid and binding obligation of Diomed, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                     (b) The execution, delivery and performance by Diomed of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Diomed, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to any Acquired Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which any Acquired Entity is a party or by which any of its assets may be bound, except for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                     (c) The execution and delivery of this Agreement by Diomed does not, and the performance by Diomed of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification of any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the approval of the Diomed Stockholders and (iii) any such consent, approval, authorization, permission, notice or filing which, if not obtained or made, would not have a Material Adverse Effect.

                     (d) The Board of Directors of (i) each Acquired Entity is properly constituted. The Board of Directors of Diomed has approved this Agreement and the transactions contemplated hereby, has determined that the terms of the Merger are in the best interests of the Diomed Stockholders, and has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the Diomed Stockholders.

                     (e) Pursuant to the provisions of the DGCL, the Certificate of Incorporation of Diomed, the By-laws of Diomed and any other applicable law, the only approval of Diomed Stockholders required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby is the approval of (i) a majority of the outstanding shares of Diomed Common Stock, and
(ii) two-thirds of the outstanding shares of Diomed Series A Preferred Stock, voting as a separate class.

              2.4 CHARTER DOCUMENTS. Diomed has previously furnished to Parent a true, complete and correct copy of the Certificate of Incorporation and By-laws of Diomed and the Articles of Association and Memorandum of Association of each of the Acquired Subsidiaries, in each case as in effect as of the date of this Agreement. No Acquired Entity is in violation of any provision of any document referred to in the foregoing sentence, other than violations that would not have a Material Adverse Effect.

              2.5    FINANCIAL STATEMENTS.

                     (a) Diomed has previously furnished to Parent true and complete copies of the following financial statements (the "FINANCIAL STATEMENTS"):

                     (i) the audited consolidated balance sheet as of and for the fiscal years ended December 31, 1999 and December 31, 2000 (the "BALANCE SHEET"), together with reports by Arthur Andersen LLP;

                     (ii) the audited consolidated statements of operations, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1999 and December 31, 2000, together with reports by Arthur Andersen LLP;

                     (iii) the unaudited consolidated balance sheet as of September 30, 2001 (the "UNAUDITED BALANCE SHEET") prepared in compliance with the requirements of a Form 10-QSB to be filed pursuant to the Exchange Act; and

                     (iv) the unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine-month period ended September 30, 2001 prepared in compliance with the requirements of a Form 10-QSB to be filed in pursuant to the Exchange Act.

                     (b) The Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited consolidated financial statements, for normal and recurring year-end adjustments (which will not be material individually or in the aggregate) and the omission of footnotes). The Financial Statements were each prepared on the basis of the books and records of the Acquired Entities (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the consolidated financial position of the Acquired Entities as of the dates thereof and the consolidated results of the operations and changes in stockholders' equity and cash flows of the Acquired Entities for each of the periods then ended in conformity with GAAP.

              2.6    ABSENCE OF UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                     (a) Except as disclosed on SCHEDULE 2.6(a) or as set forth in the notes to the Financial Statements, no Acquired Entity has any liability or obligation of any nature

(whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (b) liabilities or obligations incurred after the date of the Unaudited Balance Sheet incurred in the ordinary course of business and consistent with past practice.

                     (b) Except as disclosed on SCHEDULE 2.6(b), no Acquired Entity has any Indebtedness which has not been incurred in the ordinary course of business and consistent with past practice.

              2.7    OPERATIONS AND OBLIGATIONS.

                     (a) Except as set forth in SCHEDULE 2.7(a) or reported on the Unaudited Balance Sheet, since December 31, 2000:

                     (i) there has been no event or condition that has had or would have a Material Adverse Effect; and

                     (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which would have a Material Adverse Effect.

                     (b) Except (i) as set forth in SCHEDULE 2.7(b) and (ii) for actions required to be taken hereunder or approved in advance thereof by Parent in writing, since December 31, 2000, each Acquired Entity has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2000, except as set forth in such schedule, no Acquired Entity has:

                     (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest other than as listed on SCHEDULE 2.2(b), 2.2(c) or 2.2(e);

                     (ii) except as set forth in SCHEDULE 2.6(b), issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds (other than intercompany debt) in excess of $50,000 or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized, which lease has a capitalized value in excess of $50,000;

                     (iii) other than liabilities reflected or reserved against in the Balance Sheet and liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice, paid any obligation or liability (absolute or contingent) in excess of $50,000;

                     (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any capital stock;

                     (v) except in the ordinary course of business consistent with past practice or as set forth in SCHEDULE 2.9, made or permitted any material amendment or termination of any agreement to which any Acquired Entity is a party and is or should be set forth in SCHEDULE 2.9;

                     (vi) undertaken or committed to undertake capital expenditures exceeding $100,000 for any single project or related series of projects;

                     (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Balance Sheet having an aggregate value of greater then $50,000 or any assets acquired by any Acquired Entity after December 31, 2000 having an aggregate value of greater than $50,000, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                     (viii) canceled any debts owed to or claims held by any
              Acquired Entity in excess of $50,000 per obligation (including the settlement of any claims or litigation);

                     (ix) accelerated or delayed collection of accounts receivable in excess of $50,000 per account in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

                     (x) delayed or accelerated payment of any account payable or other liability in excess of $50,000 per item beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

                     (xi) entered into or become committed to enter into any other material transaction involving more than $100,000 except in the ordinary course of business;

                     (xii) allowed the levels of supplies or other materials included in the inventory of any Acquired Entity to vary by more than $100,000 from the levels customarily maintained in accordance with past practice;

                     (xiii) except for increases in the ordinary course of
              business consistent with past practice, instituted any increase in any compensation payable to any employee of any Acquired Entity, amended any Benefit Plan or modified any other benefits made available to any such employees;

                     (xiv) made any change in the accounting principles or made any material change in accounting practices used by any Acquired Entity, in each case, from those applied in the preparation of the Financial Statements; or

                     (xv) taken any of the actions which, under Section 4.2, it is prohibited from taking between the date hereof and the Closing Date.

                     (c) Except as set forth in SCHEDULE 2.7(c), there are no accrued and unpaid dividends or distributions with respect to the any capital stock of any Acquired Entity.

              2.8    PROPERTIES.

                     (a) Each of the Acquired Entities has good, marketable, and indefeasible title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets (i) located on their premises, shown on the Financial Statements, or acquired after the date thereof and (ii) necessary for the conduct of their business as currently conducted and as currently proposed to be conducted, in each case free and clear of all encumbrances, except for properties and assets disposed of in the ordinary course of business since the date thereof and except for Permitted Liens. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used and currently is proposed to be used.

                     (b) None of the Acquired Entities owns any real property.

              2.9 CONTRACTS. SCHEDULE 2.9 lists any of the following not otherwise listed on any other schedule:

                     (a) Each contract or commitment which creates an obligation, or a right to receive payment, on the part of the Acquired Entities in excess of $50,000 and not described in clauses (b) through (k) below;

                     (b) Each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where an Acquired Entity is a lender, borrower or guarantor, in a principal amount in excess of $100,000;

                     (c) Each written contract or commitment restricting an Acquired Entity from engaging in any line of business;

                     (d) Each written contract to which any Acquired Entity is a party which contains a provision relating to a change in control of such Acquired Entity that (i) permits the other party thereto to modify in any material respect or to terminate such contract or (ii) requires notice to such other party of such change in control of such Acquired Entity;

                     (e) Each written contract or commitment in excess of $50,000 to which any Acquired Entity is a party for any charitable contribution;

                     (f) Each written joint venture or partnership agreement to which any Acquired Entity is a party;

                     (g) Each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other license or other agreement containing the right to sublicense software and/or technology, in each case, to which any Acquired Entity is a party;

                     (h) Each written agreement in excess of $50,000 to which any Acquired Entity is a party with respect to any assignment, discounting or reduction of any receivables of such Acquired Entity;

                     (i) Each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, of any Acquired Entity, having a value in excess of $50,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

                     (j) Each written employment or consulting contract entered into by any Acquired Entity which is currently in effect; and

                     (k) Each supply agreement to which any Acquired Entity is a party that such Acquired Entity could not readily replace without a material impact on such Acquired Entity.

              Except as set forth in SCHEDULE 2.9, (i) to the Best Knowledge of Diomed, there are no oral contracts or commitments of the types described in this Section 2.9 which create an obligation on the part of any Acquired Entity which are individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) there are no contracts or commitments between any Acquired Entity and any Affiliate that is not listed on any other schedule, (iii) there are no contracts, commitments or arrangements between any Acquired Entity and any employee which require the payment of any compensation upon the occurrence of change in control of such Acquired Entity, (iv) there are no contracts or arrangements to which any Acquired Entity is a party, except this Agreement, which require notice to, the consent of, or other than with respect to services provided in connection with the Merger, any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Effective Time,
(v) there are no contracts to which any Acquired Entity is a party which would create rights in any Person against Parent or any of its Affiliates (other than rights against the Acquired Entities and as in effect on the Closing Date) and
(vi) Diomed has been duly authorized to enter into each of the contracts listed in SCHEDULE 2.9 and each of the contracts listed in SCHEDULE 2.9 is binding and enforceable in accordance with its terms.

              2.10   ABSENCE OF DEFAULT. Except as set forth in SCHEDULE 2.10:

                     (a) Each of the agreements listed on SCHEDULE 2.9 that creates obligations of any Person in excess of $50,000 is, and, after giving effect to the Merger, will be, valid and binding and in full force and effect, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person;

                     (b) Each Acquired Entity has fulfilled and performed in all material respects its obligations under each such agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof;

                     (c) Each Acquired Entity is not alleged in writing to be, and no other party to any such agreement is, in default under, nor is there alleged in writing to be any basis for termination of, any such agreement;

                     (d) No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by any Acquired Entity or by any such other party; and

                     (e) Each Acquired Entity is not currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder.

              2.11 LITIGATION. Except as set forth in SCHEDULE 2.11, to the Best Knowledge of such entity, no Acquired Entity is a party to any action, suit, arbitration, legal or administrative proceeding or investigation pending or threatened against it. There is no judgment, order, writ, injunction or decree of any court, governmental agency, tribunal or other governmental or regulatory authority as to which any of the assets, properties or business of any Acquired Entity is subject.

              2.12   COMPLIANCE WITH LAW. Except as set forth in SCHEDULE 2.12:

                     (a) Each Acquired Entity has complied in all respects with, and is not in violation of, any law, ordinance or governmental rule or regulation (collectively, "LAWS") to which it or its business is subject other than failures to comply and violations which do not have a Material Adverse Effect; and

                     (b) Each Acquired Entity has obtained all licenses, permits, certificates or other governmental authorizations (collectively "AUTHORIZATIONS") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which no Acquired Entity has reason to believe would be issued in due course and (ii) which, the failure of any Acquired Entity to possess, would not subject such Acquired Entity to penalties or fines exceeding $100,000 in the aggregate ("IMMATERIAL AUTHORIZATIONS").

              2.13   INTELLECTUAL PROPERTY.

                     (a) SCHEDULE 2.13(a) contains a summary description of each Acquired Entity's Patent. All Patents required to be listed that have been registered with the United States Patent and Trademark Office or with a corresponding state office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Patent required to be listed has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with respect to any such Patent.

                     (b) SCHEDULE 2.13(b) lists each Acquired Entity's Trademarks. All Trademarks required to be listed that have been registered with the United States Patent and Trademark Office or with a corresponding state office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Trademark required to be listed has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with the respect to any such Trademark. All products and materials containing a Trademark required to be listed bear the proper legal notice where permitted by law.

                     (c) Except as set forth in SCHEDULE 2.13(c) no Software used by any Acquired Entity has been specifically developed by or for any Acquired Entity.

                     (d) Each Acquired Entity has taken all reasonable precautions to protect the secrecy, confidentiality, and value of each of its Trade Secrets, the loss of which would have a Material Adverse Effect (such Trade Secrets being referred to in this Agreement as "MATERIAL TRADE SECRETS"). To the Best Knowledge of Diomed without inquiry, no Material Trade Secret is part of the public knowledge or literature, or, has been used, divulged, or appropriated either for the benefit of any third person or to any Acquired Entity's detriment. No Material Trade Secret is subject to any adverse claim nor has any adverse claim been threatened with respect to any such Material Trade Secret and there is no basis therefor.

                     (e) Each Acquired Entity owns or has the right to use all Intellectual Property necessary to operate its business as currently conducted. Each item of Intellectual Property that each Acquired Entity owns or uses immediately prior to the Closing will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing.

                     (f) To the Best Knowledge of Diomed, no Acquired Entity has interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with any other person's Intellectual Property ("THIRD PARTY INTELLECTUAL PROPERTY"). No Acquired Entity has received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that each Acquired Entity must license or refrain from using any Third Party Intellectual Property) and is not aware of any basis for such notice or claim. To the Best Knowledge of Diomed, no third person has any Third Party Intellectual Property that interferes or would be likely to materially interfere with any Acquired Entity's use of any of its Intellectual Property. To the Best Knowledge of Diomed, no Acquired Entity will materially interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Third Party Intellectual Property Rights as a result of the continued operation of its businesses as currently conducted. To the Best Knowledge of Diomed, no other person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Acquired Entity's Intellectual Property.

                     (g) SCHEDULE 2.13(g) identifies each contract pursuant to which any Acquired Entity has granted to a third party rights under or with respect to any of its Intellectual Property (together with any exceptions).
SCHEDULE 2.13(g) further identifies each contract pursuant to which any Acquired entity has a right to use any Third Party Intellectual Property. Each Acquired Entity has made available to Parent correct and complete copies of all contracts with respect to such use as amended to date.

                     (h) Except as set forth on SCHEDULE 2.13(h), all former and current employees of each Acquired Entity whose position required the development of Intellectual Property for such Acquired Entity have executed written contracts with the applicable Acquired Entity that assign to such Acquired Entity all rights to any inventions, improvements, discoveries or information relating to such Acquired Entity's business; and no employee of any Acquired Entity has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any person other than the Acquired Entity.

              2.14 TAX MATTERS. Except as set forth in SCHEDULE 2.14, (a) each Acquired Entity has filed all Tax Returns required to be filed; (b) (A) all such Tax Returns are complete and accurate in all material respects, except to the extent that a reserve for Taxes has been established on the Unaudited Balance Sheet, and (B) all Taxes shown to be due on such Tax Returns have been timely paid; (c) all Taxes (whether or not shown on any Tax Return) owed by any Acquired Entity have been timely paid or the applicable Acquired Entity has established or caused to be established adequate reserves therefor on its consolidated financial statements on at least a quarterly basis; (d) no Acquired Entity has waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is still in effect; (e) none of the Tax Returns referred to in clause (a) have been examined by the Internal Revenue Service or any applicable taxing authorities; (f) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of any Acquired Entity; (g) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) have been paid in full or have been reserved against and entered into the books and records of each Acquired Entity; (h) there are no liens for Taxes upon the assets of any Acquired Entity except liens relating to current Taxes not yet due and payable; (i) all Taxes which any Acquired Entity is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of such Acquired Entity in accordance with GAAP; (j) no Acquired Entity is a party to any tax sharing or indemnification agreement; (k) no Acquired Entity is a "United States Real Property Holding Company" as defined in section 897 of the Code; (l) during the five-year period ending on the date hereof, no Acquired Entity was a distributing corporation or a controlled corporation in a transaction intended to be governed by section 355 of the Code;
(m) no election has been made under section 301.7701-3 or any similar provision of Tax law to treat any Acquired Entity or any Affiliate of any Acquired Entity as an association, corporation or partnership; (n) no Acquired Entity is disregarded as an entity for U.S. federal income tax purposes; (o) none of Diomed's net operating loss is "dual consolidated loss" as defined in section 1503 of the Code; and (p) none of Diomed's non-U.S. subsidiaries is a "passive foreign investment company" as defined in section 1297 of the Code or a "foreign personal holding company" as defined in section 553 of the Code.

              2.15   EMPLOYEE BENEFIT PLANS.

                     (a) Except as set forth on SCHEDULE 2.15(a), all amounts which any Acquired Entity is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or other plans have been duly paid into the appropriate fund or funds, and no Acquired Entity has any outstanding obligation to make any such transfer or provision.

                     (b) No Acquired Entity has any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA). SCHEDULE 2.15(b) contains a list and brief description of all Benefit Plans maintained, or contributed to, by any Acquired Entity or any Person that, together with any Acquired Entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each Acquired Entity and each such other Person, a "COMMONLY CONTROLLED ENTITY") for the benefit of any current or any former employees, officers or directors of any Acquired Entity. Each Acquired Entity has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iii) each trust agreement and group annuity contract relating to any Benefit Plan and (iv) all correspondence with the IRS, the United States Department of Labor or other governmental entity relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been administered in accordance with its terms.

                     (c) No Acquired Entity has maintained, contributed to or been obligated to contribute to any plan that is subject to Title IV of ERISA.

                     (d) Except as set forth in SCHEDULE 2.15(d), since the date of the most recent audited consolidated financial statements, there has not been any adoption or amendment by any Acquired Entity of any Benefit Plan, or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan, or any change in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined.

                     (e) SCHEDULE 2.15(e) lists all outstanding stock options of each Acquired Entity, showing for each such option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares as of the date hereof, (iv) the exercise price and (v) if granted under a Diomed Option Plan, the Diomed Option Plan under which such option was granted. Except as set forth on SCHEDULE 2.15(E), none of the outstanding options is subject to acceleration or cancellation as a result of the Merger.

                     (f) Except as set forth in SCHEDULE 2.15(f) or as provided by this Agreement, no employee of any Acquired Entity will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                     (g) Except as set forth in SCHEDULE 2.15(g), no Acquired Entity has issued any common stock under any restricted stock purchase arrangement, and no Acquired Entity is a party to any restricted stock purchase arrangement. After giving effect to the Merger, no Acquired Entity shall be subject to the restricted stock purchase arrangements set forth in SCHEDULE 2.15(g), which Schedule also lists (i) the number of shares of restricted stock issuable and (ii) the vesting schedule for the shares of restricted stock.

                     (h) SCHEDULE 2.15(h) lists all shares of capital stock issued pursuant to any restricted stock purchase agreement or stock option agreement (including, without limitation, any such agreement amended in accordance with the provisions of this Agreement and any stock option agreement issued under any Diomed Option Plan, including (i) the date such shares were sold, (ii) the purchase price per share (which is also the price at which any Acquired Entity may repurchase such shares) and (iii) the number of shares issued. Except as indicated in SCHEDULE 2.15(h), the transactions contemplated by this Agreement, including without limitation the Merger, shall not cause any acceleration, vesting or other similar consequences to the rights of the Parties under any provision of the Diomed Stock Plan or any stock option plan of any Acquired Entity.

              2.16   EXECUTIVE EMPLOYEES.

                     (a) SCHEDULE 2.16 lists the names, titles and current annual salary rates of and bonuses paid in the years 1999 through 2001 or currently payable to all present officers and employees of each Acquired Entity whose annual base salary in such year exceeded $100,000 (the "EXECUTIVE EMPLOYEES").

                     (b) Except as set forth in SCHEDULES 2.16 OR 2.17, no Acquired Entity has any employment agreement with, and maintains any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any Executive Employees. There are no agreements with respect to any Executive Employees which would obligate any Acquired Entity to make any payment or provide any benefit the deduction of which is limited by Section 280G of the Code or that could be subject to tax under Section 4999 of the Code.

              2.17 EMPLOYEES. SCHEDULE 2.17 contains true, full and accurate particulars of the names and salaries of all the employees and officers of each Acquired Entity whose total compensation in 2001 exceeded $50,000. The salary figures set forth in SCHEDULE 2.17 include all remuneration payable, vacation pay balances, balances in pension funds, or customs, manager's insurance and any profit sharing commission, incentive or discretionary bonus arrangements to which any Acquired Entity is a party. Complete and correct copies of all such agreements (including all amendments) have been provided to Parent. Except as set forth in SCHEDULE 2.17:

                     (a) There are no controversies pending or threatened between any Acquired Entity and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect;

                     (b) No Acquired Entity is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations;

                     (c) No Acquired Entity is subject to, nor do any of its employees benefit from, any payment or undertaking with respect to the terms of their employment (including, without limitation, amounts payable in respect of severance pay);

                     (d) There are no agreements between any Acquired Entity and any of its directors, officers, executives or employees which cannot be terminated upon two weeks notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay);

                     (e) No Acquired Entity is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any Acquired Entity, nor are there any activities or proceedings of any labor union to organize any such employees;

                     (f) There is no strike, slowdown, work stoppage or lockout existing or threatened by or with respect to any employees of any Acquired Entity;

                     (g) The severance pay due to employees of any Acquired Entity is either paid, funded or provided for on the Balance Sheet. Except as set forth in SCHEDULE 2.17, no Acquired Entity is aware of any circumstance whereby any employee might reasonably demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled and no Acquired Entity is aware of any claim to be made by any employee for payment of compensation arising from the Merger by Parent; and

                     (h) no Acquired Entity has received any written notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to it, and no such investigation is in progress.

              2.18 ENVIRONMENTAL LAWS. No Acquired Entity has received any notice or claim (or to the Best Knowledge of such entity is there any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and no Acquired Entity is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material liability or remedial action under any Environmental Laws. There are no pending or threatened actions, suits or proceedings against any Acquired Entity or any of the properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

              2.19   BANK ACCOUNTS, LETTERS OF CREDIT AND POWERS OF ATTORNEY.
SCHEDULE 2.19 has been separately provided to Parent under an agreement of confidentiality and lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each Acquired Entity (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of each Acquired Entity (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the material terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of such Acquired Entity. Each Acquired Entity has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described in SCHEDULE 2.19.

              2.20 SUBSIDIARIES. SCHEDULE 2.20 sets forth each Subsidiary of any Acquired Entity (a) its name and jurisdiction of creation, formation, or organization, (b) if such Subsidiary is a corporation, (i) the number of authorized equity interests of each class of its equity interests, (ii) the number of issued and outstanding equity interests of each class of its equity interests, the names of the holders thereof, and the number of equity interests held by each such holder, and (iii) the number of equity interests held in treasury, and (c) if such Subsidiary is not a corporation, (i) the class of equity interests created under such Subsidiary's organizational documents and
(ii) the holder(s) of such equity interests. All of the issued and outstanding equity interests of each Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and nonassessable and (B) that is not a corporation have (i) been duly created pursuant to the laws of the jurisdiction of such Subsidiary, (ii) have been issued and paid for in accordance with the organizational documents governing such Subsidiary, and
(iii) are fully paid and nonassessable and require no further capital contribution, loans, or credit support. Each Acquired Entity holds of record and owns beneficially all of the outstanding equity interests of the Subsidiaries, free and clear of any encumbrances (other than restrictions under the Securities Act and state securities laws). Except as set forth in SCHEDULE 2.20, no options or warrants exist or are authorized with respect to any Subsidiaries or their equity interests and no such options or warrants will arise in connection with the transactions. No Subsidiary is obligated to redeem or otherwise acquire any of its equity interests.

              2.21   AFFILIATE TRANSACTIONS. Except for the agreements listed in
SCHEDULE 2.21, (a) no officer or director of any Acquired Entity has any significant interest in any Person that is engaged in a business which is in competition with the business of the Acquired Entities and (b) no officer or director of any Acquired Entity is a supplier to, or a customer of, such Acquired Entity, or is a party to any contract listed in SCHEDULE 2.9, 2.13 or 2.24.

              2.22 INSURANCE. SCHEDULE 2.22 lists all policies of insurance maintained, owned or held by each Acquired Entity as of the date hereof. Each Acquired Entity shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. To the best knowledge of such entity, each Acquired Entity has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, other than instances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on SCHEDULE 2.22, to the Best Knowledge of such entity, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of any Acquired Entity thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

              2.23 LEASES. SCHEDULE 2.23 lists all outstanding leases, both capital and operating, or licenses, pursuant to which any Acquired Entity has
(i) obtained the right to use or occupy any real or personal property where the value of such personal property exceeds $10,000 in the case of any single lease or $20,000 in the aggregate, or (ii) granted to any other Person the right to use any property described in SCHEDULE 2.23.

              2.24 PRODUCT WARRANTY. Each product designed, manufactured, sold, leased, or delivered by any Acquired Entity has been in material conformity with all applicable law, contracts, and all express and implied warranties, and no Acquired Entity has any material liability (and there is no basis for any present or future action against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased, or delivered by any Acquired Entity is subject to any guaranty, warranty, or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease. SCHEDULE 2.24 includes copies of the standard terms and conditions of sale or lease for each Acquired Entity (containing applicable guaranty, warranty, and similar liability indemnity provisions).

              2.25 PRODUCT LIABILITY. No Acquired Entity, to its respective Best Knowledge, has any liability (and there is no basis that is known to any Acquired Entity for any present or future action against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by any Acquired Entities.

              2.26 MINUTE BOOKS. The minute books of each Acquired Entity contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of each Acquired Entity through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

              2.27 COMPLETE COPIES OF MATERIALS. Each Acquired Entity has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of the Acquired Entities.

              2.28 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including the schedules), or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to Parent or its representatives by any Acquired Entity contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the information contained therein not misleading. Each Acquired Entity has provided Parent with correct and complete copies of all documents listed or described in the Schedules.

              2.29 DIOMED REVIEW. Each Diomed Stockholder that has consented to the Merger has agreed that Diomed may represent and warrant to the following on behalf of such stockholder and for the benefit of Parent.

              Diomed represents and warrants that to its Best Knowledge:

                     (a) as to each Diomed Stockholder whose address on the books and records of Diomed is within the United States or its territories or possession, except as set forth on SCHEDULE 2.2(d), such Diomed Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect; and

                     (b) As to each Diomed Stockholder whose address on the books and records of Diomed is other than within the United States or its territories or possession, such Diomed Stockholder (i) is not a U.S. Person within the meaning of Regulation S under the Securities Act and is not acquiring the Parent Securities for the account or the benefit of a U.S. Person and (ii) will resell the Parent Securities only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption form registration and will not engage in hedging transactions with regard to the Parent Securities unless in compliance with the Securities Act.

              2.30 REORGANIZATION. No Acquired Entity has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

       3.     REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND PARENT.

              Each of Acquisition and Parent represents and warrants to each Acquired Entity as follows:

              3.1 ORGANIZATION. SCHEDULE 3.1 set forth the jurisdictions in which Parent and Acquisition are incorporated. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has all requisite corporate and authority and all necessary governmental approvals to enter into this Agreement and the transactions contemplated hereby to be performed by it.

              3.2    CAPITAL STRUCTURE.

                     (a) SCHEDULE 3.2(a) sets forth the authorized capitalization of Parent and the number of shares of each class or series of Parent's capital stock ("PARENT CAPITAL STOCK") that are issued and outstanding as of the date of this Agreement, including the number of shares of Parent's common stock ("PARENT COMMON STOCK") that are so issued and outstanding and the number of shares of Parent Common Stock that (A) have been reserved for conversion of shares of any class of stock that is convertible into Parent Common Stock ("PARENT CONVERTIBLE SHARES"), (B) have been reserved for issuance upon exercise of warrants to purchase shares of Parent Common Stock ("RESERVED PARENT WARRANT SHARES") and (C) shares that have been reserved for issuance upon exercise of options to purchase shares of Parent Common Stock ("RESERVED PARENT OPTION SHARES"). All of the issued and outstanding shares of Parent Capital Stock have been duly and validly authorized and issued and are fully paid and nonassessable. All the Parent Common Stock when issued upon the conversion of the Parent Convertible Shares, all the Reserved Parent Warrant Shares, when issued upon the exercise of the underlying warrants, and all the Reserved Parent Option Shares, when issued upon the due exercise of the underlying options, will be duly and validly authorized and issued and fully paid and nonassessable. All the shares of Parent Capital Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Parent Capital Stock has been issued and none of the Parent Capital Stock will be issued in violation of the preemptive rights of any stockholder of Parent. The issued and outstanding Parent Common Stock has been issued, and the Parent Convertible Shares, the Reserved Parent Warrant Shares and the Reserved Parent Option Shares will be issued, in compliance in all material respects with all applicable Federal and state securities laws and regulations. The shares of Parent Capital Stock to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and nonassessable and will be issued in compliance with all applicable Federal and state securities laws and regulations. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, $0.001 par value per share, of which 100 shares are issued and outstanding.]

                     (b) Except as set forth in SCHEDULE 3.2(b), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or granting to Parent any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Parent, whether or not presently issued or outstanding, nor are there any outstanding securities of Parent, or any other entity which are convertible into or exchangeable for other securities of Parent, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or any other Person any securities so convertible or exchangeable, nor, to the Best Knowledge of Parent, are there any proxies, agreements or understandings with respect to the voting of the Parent Capital Stock or the direction of the business operations or conduct of Parent, except as contemplated by this Agreement.

                     (c) SCHEDULE 3.2(c) sets forth a true and complete list of (and the total number of) all record holders of Parent Capital Stock (including the amount and type of security owned by such holder, including the mailing address of such holder as of [JANUARY 24, 2002]. Except as set forth on
SCHEDULE 3.2(c), no stockholder of Parent is a party to any contract that would require such stockholder to sell, transfer or otherwise dispose of any capital stock of Parent.

              3.3    AUTHORITY; NO CONFLICTS; CONSENTS.

                     (a) Each of Parent and Acquisition has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The Board of Directors of Acquisition (the "ACQUISITION BOARD") has declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Acquisition. The execution, delivery and performance of this Agreement by each of Parent and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by the Acquisition Board and Parent, its sole stockholder, and (ii) in the case of Parent, by all necessary corporate action and, except for (A) the adoption of this Agreement by the stockholders of Acquisition and (B) the filing of appropriate merger documents as required by the DGCL, no other corporate proceedings other than actions previously taken on the part of either Parent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Parent and Acquisition and is the legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                     (b) The execution, delivery and performance by each of Parent and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the certificate of incorporation or by-laws of either Parent or Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquisition taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Parent or Acquisition is a party or by which any of the properties of Parent or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquisition taken as a whole.

                     (c) The execution and delivery of this Agreement by each of Parent and Acquisition does not, and the performance by each of Parent and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the approval of the stockholders of Parent, (iii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Exchange Act and applicable state securities laws, and
(iv) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Parent and Acquisition or on the transactions contemplated by this Agreement.

              3.4 CHARTER DOCUMENTS. SCHEDULE 3.4 is a copy of the Certificate of Incorporation and the By-laws of Parent, as in effect as of the date of this Agreement. The Certificate of Incorporation and By-laws of Parent are each in full force and effect. Parent is not in violation of any provision of its Certificate of Incorporation or By-laws.

              3.5    FINANCIAL STATEMENTS.

                     (a) Except as set forth on SCHEDULE 3.5(a), Parent has previously furnished to each Acquired Entity true and complete copies of the following financial statements of Parent (the "PARENT FINANCIAL STATEMENTS"):

                     (i) the audited consolidated balance sheet as of and for its most recently completed fiscal year (the "PARENT BALANCE SHEET"), together with a report by its independent certified public accountants;

                     (ii) the audited consolidated statements of operations, stockholders' equity and cash flows as of and for its most recently completed fiscal year, together with a report by its independent certified public accountants;

                     (iii) the unaudited consolidated balance sheet as of its most recently completed fiscal quarter (the "PARENT UNAUDITED BALANCE SHEET"); and

                     (iv) the unaudited consolidated statements of operations, stockholders' equity and cash flows for the interim period, as of the last day of its most recently completed fiscal quarter.

                     (b) The Parent Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited consolidated financial statements, for normal and recurring year-end adjustments and the omission of footnotes). The Parent Financial Statements were prepared on the basis of the books and records of Parent (in each case, as of the date of such Parent Financial Statements) and present fairly, in all material respects, the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and changes in stockholders' equity and cash flows for each of the periods then ended in conformity with GAAP.

              3.6    ABSENCE OF UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                     (a) Except as disclosed in SCHEDULE 3.6(a) or as set forth in the notes to the Parent Financial Statements, Parent has no liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Parent Financial Statements other than (i) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Parent Financial Statements and (ii) liabilities or obligations incurred after the date of the Unaudited Parent Balance Sheet incurred in the ordinary course of business and consistent with past practice, it being understood that, for all purposes of this Agreement, Parent's ordinary course of business shall refer to the minimal business conducted by an inactive business with dormant or liquidating operations.

                     (b) Except as disclosed in SCHEDULE 3.6(b), Parent has no Indebtedness which has not been incurred in the ordinary course of business and consistent with past practice.

              3.7    OPERATIONS AND OBLIGATIONS.

                     (a) Except as set forth in SCHEDULE 3.7(a) or reported on the Parent Balance Sheet, since December 31, 2000, as to Parent:

                     (i) there has been no event or condition that has had or would have a Material Adverse Effect; and

                     (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect.

                     (b) Except as set forth in SCHEDULE 3.7(b), since December 31, 2000, Parent has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2000, except as set forth in such schedule, Parent has not:

                     (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                     (ii) except as set forth on SCHEDULE 3.6(b), issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds (other than intercompany debt) or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

                     (iii) paid any obligation or liability (absolute or contingent) other than liabilities reflected or reserved against in the Parent Balance Sheet and liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice;

                     (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any Parent Capital Stock;

                     (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which Parent is a party;

                     (vi) undertaken or committed to undertake capital expenditures exceeding $20,000 for any single project or related series of projects;

                     (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Parent Balance Sheet or any assets acquired by Parent after September 30, 2000, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                     (viii) canceled any debts owed to or claims held by Parent
              (including the settlement of any claims or litigation) other than intercompany debt;

                     (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

                     (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

                     (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

                     (xii) allowed the levels of supplies or other materials included in the inventory of Parent to vary materially from the levels customarily maintained in accordance with past practice;

                     (xiii) except for increases in the ordinary course of
              business consistent with past practice, instituted any increase in any compensation payable to any employee of Parent, amended any Benefit Plan or modified any other benefits made available to any such employees;

                     (xiv) made any change in the accounting principles or made any material change in accounting practices used by Parent, in each case, from those applied in the preparation of the Parent Financial Statements; or

                     (xv) taken any of the actions which, under Section 5.2, it is prohibited from taking between the date hereof and the Closing Date.

                     (c) Except as set forth in SCHEDULE 3.7(c), there are no accrued and unpaid dividends or distributions with respect to Parent Capital Stock.

              3.8    EMPLOYEE BENEFIT PLANS.

                     (a) Except as set forth in SCHEDULE 3.8(a), all amounts which Parent is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or other plans have been duly paid into the appropriate fund or funds, and Parent has no outstanding obligation to make any such transfer or provision.

                     (b) Parent does not have any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA). SCHEDULE 3.8(b) contains a list and brief description of all Benefit Plans maintained, or contributed to, by Parent or any Person that, together with Parent, is treated as a single employer under Section 412(b), (c), (m) or (o) of the Code (Parent and each such other Person, a "PARENT COMMONLY CONTROLLED ENTITY") for the benefit of any current or any former employees, officers or directors of Parent. Parent has made available to each Acquired Entity true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iii) each trust agreement and group annuity contract relating to any Benefit Plan and (iv) all correspondence with the IRS, the United States Department of Labor or other governmental entity relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been administered in accordance with its terms.

                     (c) Parent has not maintained, contributed to or been obligated to contribute to any plan that is subject to Title IV of ERISA.

                     (d) Except as set forth in SCHEDULE 3.8(d), since the date of the most recent audited consolidated financial statements, there has not been any adoption or amendment by Parent of any Benefit Plan, or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan, or any change in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined.

                     (e) SCHEDULE 3.8(e) lists all outstanding Parent Options, showing for each such Option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares as of the date hereof and (iv) the exercise price. Except as set forth in SCHEDULE 3.8(e), none of the outstanding Parent Options is subject to acceleration or cancellation as a result of the Merger.

                     (f) Except as set forth in SCHEDULE 3.8(f) or as provided by this Agreement, no employee of Parent will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                     (g) Except as set forth in SCHEDULE 3.8(g), Parent has not issued any Parent Common Stock under any restricted stock purchase arrangement and Parent is not a party to any restricted stock purchase arrangement. After giving effect to the Merger, Parent shall be subject to the restricted stock purchase arrangements set forth in SCHEDULE 3.8(g), which Schedule also lists (i) the number of shares of restricted stock issuable and
(ii) the vesting schedule for the shares of restricted stock.

                     (h) Except as set forth in SCHEDULE 3.8(h), Parent has not issued any shares of Parent Capital Stock pursuant to any restricted stock purchase agreement or stock option agreement (including, without limitation, any stock option agreement issued under any stock option plan (the "PARENT STOCK PLAN")). As to any shares or options so listed, SCHEDULE 3.8(h) sets forth (i) the date such shares were sold, (ii) the purchase price per share (which is also the price at which Parent may repurchase such shares) and (iii) the number of shares issued. All restricted stock agreements of Parent are for the purchase of Parent Common Stock. Except as set forth in SCHEDULE 3.8(h), the transactions contemplated by this Agreement, including without limitation the Merger, shall not cause any acceleration, vesting or other similar consequences to the rights of the parties under any provision of any restricted stock agreement of Parent or any option granted under the Parent Stock Plan.

              3.9 EMPLOYEES. SCHEDULE 3.9 contains true, full and accurate particulars of the names and salaries of all the employees and officers of Parent whose total compensation in Parent's last fiscal year exceeded $100,000. The salary figures set forth in SCHEDULE 3.9 include all remuneration payable, vacation pay balances, balances in pension funds, or customs, manager's insurance and any profit sharing commission, incentive or discretionary bonus arrangements to which Parent is a party. Except as set forth in SCHEDULE 3.9:

                     (a) There are no controversies pending or threatened between Parent and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect;

                     (b) Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, nor are there any activities or proceedings of any labor union to organize any such employees;

                     (c) There is no strike, slowdown, work stoppage or lockout existing or threatened by, or with respect to, any employees of Parent; and

                     (d) The severance pay due to employees of Parent is either funded or provided for on the Balance Sheet. Except as set forth in
SCHEDULE 3.9, Parent is not aware of any circumstance whereby any employee might reasonably demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled and Parent is not aware of any claim to be made by any employee for payment of compensation arising from the Merger by Diomed.

              3.10 TAX MATTERS. Except as set forth in SCHEDULE 3.10, (a) Parent has filed all Tax Returns required to be filed; (b) (i) all such Tax Returns are complete and accurate in all material respects, except to the extent that a reserve for Taxes has been established on the unaudited balance sheet as of the end of its most recent fiscal year, and (ii) all Taxes shown to be due on such Tax Returns have been timely paid; (c) all Taxes (whether or not shown on any Tax Return) owed by Parent have been timely paid or Parent has established or caused to be established adequate reserves therefor on its financial statements on at least a quarterly basis; (d) Parent has not waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is still in effect; (e) none of the Tax Returns referred to in clause
(a) have been examined by the Internal Revenue Service; (f) to the Best Knowledge of Parent, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Parent;
(g) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) have been paid in full or have been reserved against and entered into the books and records of Parent; (h) there are no liens for Taxes upon the assets of Parent except liens relating to current Taxes not yet due and payable as are being contested in good faith; (i) all Taxes which Parent is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Parent in accordance with GAAP; and (j) Parent is not and has not been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes.

              3.11 MINUTE BOOKS. The minute books, if any, of Parent contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of Parent through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material. Parent has provided true and complete copies of all such minute book to Diomed's representatives.

              3.12 COMPLETE COPIES OF MATERIALS. Parent has delivered or made available true and complete copies of each document that has been requested by Diomed or its counsel in connection with their legal and accounting review of Parent.

              3.13 REORGANIZATION. Parent has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

              3.14 SEC DOCUMENTS; UNDISCLOSED LIABILITIES. SCHEDULE 3.14 sets forth all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein (the "PARENT SEC DOCUMENTS")), if any, that Parent has filed with the SEC since January 1, 1999. The Parent SEC Documents constitute all reports, schedules, forms, statements and other documents that Parent was required to file with the SEC under the Securities Act or the Exchange Act since January 1, 1998. Except as set forth in
SCHEDULE 3.14, as of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except as set forth in SCHEDULE 3.14, the financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

              3.15 ABSENCE OF CERTAIN CHANGES. Except for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement and except as disclosed in SCHEDULE 3.15 or in the Parent SEC Documents, since December 31, 2000, Parent has conducted its business only in the ordinary course, and there has not been (a) any event or occurrence which could have a Material Adverse Effect, (b) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business,
(c) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or any of its tax attributes or any settlement or compromise of any material income tax liability or (d) any change in control of Parent.

              3.16 INTERIM OPERATIONS OF ACQUISITION. Acquisition was formed solely for the purpose of engaging in transactions of the type contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

              3.17 DISCLOSURE. No representation, statement, or information contained in this Agreement (including the schedules) or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to Diomed or its representatives by Parent contains or will omit to state any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. Parent has provided Diomed with correct and complete copies of all documents listed or described in the Schedules.

       4.     ACQUIRED ENTITIES CONDUCT PENDING CLOSING; ACQUIRED ENTITIES
              COVENANTS.

              4.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof until the Closing, Diomed shall, and shall cause each Acquired Subsidiary to:

                     (a)    maintain its existence and remain in good standing;

                     (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                     (c) maintain its business and accounting records consistently with its past practices; and

                     (d) use its Reasonable Best Efforts (i) to preserve its business intact, (ii) to keep available to each Acquired Entity the services of its present officers and employees, and (iii) to preserve for each Acquired Entity the goodwill of its suppliers, customers and others having business relations with such Acquired Entity.

              4.2 PROHIBITED ACTIONS PENDING CLOSING. Unless otherwise provided for herein or approved by Parent in writing, from the date hereof until the Closing, Diomed shall not and shall cause each Acquired Subsidiary not to:

                     (a) issue or sell or authorize for issuance as sale, or grant any options or make other agreements with respect to, any shares of capital stock or any of its securities;

                     (b) increase the number of shares eligible for grant under any stock option;

                     (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                     (d) acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof;

                     (e) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                     (f) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                     (g) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

                     (h) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

                     (i) except in connection with the sale of any Acquired Entity's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

                     (j) announce an intention, commit or agree to do any of the foregoing.

              4.3 ACCESS; DOCUMENTS; SUPPLEMENTAL INFORMATION. From and after the date hereof until the Closing, Diomed shall afford to (a) the officers, independent certified public accountants, counsel and other representatives of Acquisition and Parent, upon reasonable notice, free and full access at all reasonable times, to the properties, books and records, including tax returns filed and those in the process of being prepared by each Acquired Entity, and the right to consult with the officers, employees, accountants, counsel and other representatives, of each Acquired Entity in order that Acquisition and Parent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of each Acquired Entity, and (b) Acquisition and Parent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of each Acquired Entity as Acquisition and Parent or their respective representatives shall from time to time reasonably require.

       5. PARENT AND ACQUISITION CONDUCT PENDING CLOSING; PARENT AND ACQUISITION COVENANTS.

              5.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof until the Closing, Parent will:

                     (a)    maintain its existence in good standing;

                     (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement; and

                     (c) maintain its business and accounting records consistently with its past practices.

              5.2 PROHIBITED ACTIONS PENDING CLOSING. Unless otherwise provided for herein or approved by Diomed in writing, from the date hereof until the Closing, Parent shall not, and shall cause Acquisition not to:

                     (a) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities;

                     (b) increase the number of shares eligible for grant under its option plan;

                     (c) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

                     (d) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                     (e) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables); or

                     (f) announce an intention, commit or agree to do any of the foregoing.

              5.3 ACCESS; DOCUMENTS; SUPPLEMENTAL INFORMATION. From and after the date hereof until the Closing, Parent and Acquisition shall afford to (a) the officers, independent certified public accountants, counsel and other representatives of Diomed, upon reasonable notice, free and full access at all reasonable times, to the properties, books and records, including tax returns filed and those in the process of being prepared by Parent and Acquisition, and the right to consult with the officers, employees, accountants, counsel and other representatives, of Parent and Acquisition in order that Diomed may have full opportunity to make such investigations as it shall reasonably desire to make of the operations, properties, business, financial condition and prospects of Parent and Acquisition, and (b) Diomed and its representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of Parent and Acquisition as Diomed or its representatives shall from time to time reasonably require.

              5.4 REVIEW OF PRE-CLOSING DOCUMENTS AND PRESS RELEASES. All pre-Closing press releases and regulatory filings shall be presented to Diomed for review and approval prior to release which approval Diomed agrees not to unreasonably withhold or delay.

       6.     JOINT COVENANTS.

              6.1 NOTIFICATION OF CERTAIN MATTERS. Diomed shall give prompt notice to Parent, and Parent shall give prompt notice to Diomed, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of any Diomed, or Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available to the party receiving such notice.

              6.2 TAX RETURNS; COOPERATION. Diomed on the one hand, and Parent, on the other, will cooperate with each other and provide such information as the other Party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding.

              6.3 REORGANIZATION. Each of Parent and the Acquired Entities shall, both before and after the Closing Date, use its reasonable Best Efforts to cause the business combination of the Merger to be qualified as a reorganization under Section 368(a) of the Code.

              6.4 FORM 8-K; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent will with Diomed's cooperation prepare its current report on SEC Form 8-K (the "FORM 8-K") to be dated as of the Effective Time and any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Without limitation, Parent will comply with the Accounting and Financial Reporting Interpretations and Guidance issued by the Accounting Staff Members in the SEC's Division of Corporate Finance on March 31, 2001 as the same relate to "Reverse Acquisitions - Reporting Issues." Diomed will promptly review the Other Filings and confirm the accuracy of all matters contained therein that are based on written disclosures made by Diomed. After obtaining consent of Parent and Diomed, Parent will file the Form 8-K on the date of the Effective Time. After the Effective Time, Parent will timely file all reports with the SEC, the stock exchange or trading system on which the Parent's shares are listed or quoted and such other governmental agencies as may require the filing of Other Filings.

              6.5 OFFERING MEMORANDUM. As soon as practicable after the execution of this Agreement, Parent shall prepare, with Diomed's cooperation, the offering memorandum to be distributed to Parent's prospective investors (the "OFFERING MEMORANDUM"). The Offering Memorandum will consist of a term sheet describing the transactions contemplated by this Agreement in reasonable detail, a subscription agreement between Parent and its investors for the purchase and sale of the Private Placement Shares prior to the Effective Time and information regarding Diomed. The Offering Memorandum will be supplemented prior to the Effective Time with the Form 8-K in the form in which Parent will be filing such current report with the SEC. Parent and Diomed shall each use commercially reasonable efforts to cause the Offering Memorandum to comply with the requirements of applicable federal and state laws. Parent will not distribute the Offering Memorandum to any person that is not an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act. Each of Parent and Diomed will provide promptly to the other such information concerning its business affairs and financial statements and as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Offering Memorandum, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Offering Memorandum. Diomed will promptly advise Parent, and Parent will promptly advise Diomed, in writing if at any time prior to the Effective Time either Diomed or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Offering Memorandum in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

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


              6.6 DIOMED INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement and Diomed's receipt of the approval of this Agreement from its stockholders by written consent of a majority of the holders of its shares entitled to vote thereon, Diomed shall, in consultation with Parent, prepare and mail to the Diomed Stockholders who have not executed the written consent of stockholders pursuant to which the Merger was approved an information statement containing substantially the same information as the Form 8-K, and otherwise complying with the applicable provisions of the DGCL, including Section 262 thereof.

              6.7 REGULATORY APPROVAL BY PARENT. Prior to the Effective Time, Parent shall obtain all regulatory approvals needed to ensure that Parent Securities to be issued in the Merger will be exempt from registration or qualification under the Securities Act and the securities law of every jurisdiction in which any registered holder of Diomed Capital Stock; Diomed Options and Diomed Warrants has an address of record as of the Closing; provided, that Parent shall not be required to consent generally to the service of process in any jurisdiction in which it is not so subject.

              6.8 NOTICES FROM GOVERNMENTAL AGENCIES. Parent will notify Diomed promptly upon the receipt of any communication from the SEC or its staff or any other government officials regarding the transactions contemplated by this Agreement and will provide Diomed with copies of all correspondence between Parent or any of Parent's representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the transactions contemplated hereby. In addition, subject to applicable laws relating to the exchange of information, each Party will promptly furnish to the other Parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

              6.9    DIRECTORS' AND OFFICERS' INSURANCE.

                     (a) Parent shall at its expense, until the third anniversary of the Effective Time, cause to be maintained in effect, to the extent available, policies of directors' and officers' liability insurance in a face amount of not less than seven million five hundred thousand dollars ($7,500,000).

                     (b) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each party entitled to insurance coverage, and his or her heirs and legal representatives, and shall be in addition to any other rights a director or officer may have under the Certificate of Incorporation or By-Laws of Parent or under the DGCL or otherwise.

                     (c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of the Parent, as the case may be, shall assume the obligations set forth in this Section.

              6.10 NOVATION REQUESTS. Promptly after the execution of this Agreement, Diomed will send (a) to each holder of Diomed Non-Plan Options two counterparts of the Diomed Non-Plan Option Novation Request each executed by Diomed and (b) to each holder of Diomed Warrants two counterparts of the Diomed Warrant Novation Request each executed by Diomed, in all cases to the address of the respective holder at his or her address on the books and records of Diomed. Diomed will use its Reasonable Best Efforts to cause each holder of Diomed Non-Plan Options or Diomed Warrants to tender the novation request to Parent on or prior to the Effective Time. After the Effective Time, Diomed shall co-operate with Parent to communicate with those holders of Diomed Non-Plan Options and Diomed Warrants to cause them to return the novation requests to Parent.

              6.11   REGISTRATION OF SHARES AND OTHER SECURITIES.

                     (a) Parent shall use its Reasonable Best Efforts to file, not later than 120 days after the Effective Time, a registration statement (the "RESALE REGISTRATION STATEMENT") with the SEC covering the resale of the shares of Parent Common Stock (i) that comprise the Private Placement Shares;
(ii) into which Merger Consideration Shares have theretofore automatically been converted pursuant to their terms; (iii) into which Merger Consideration Shares are convertible but have not yet been converted; and (iv) representing all Penalty Amounts (as defined below in this Section 6.11(a)) assessed prior to effectiveness of the Resale Registration Statement to the extent that such shares are required to be issued pursuant to this Section 6.11 (collectively, the "REGISTRABLE SECURITIES").

                     (b) Parent shall maintain the effectiveness of the Resale Registration Statement through the first anniversary of the Effective Time. Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Resale Registration Statement, Parent notifies the holders of the Registrable Securities in writing of the existence of a Potential Material Event, the holders of the Registrable Securities shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until Parent notifies the holders of the Registrable Securities that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, that Parent may not so suspend the right of such holders of Registrable Securities pursuant to this Section 6.11(b) for more than 120 days in the aggregate.

                     (c) If Parent fails to (i) have the Resale Registration Statement declared effective by the SEC within 240 days after the Effective Time; or (ii) subject to Section 6.11(b), maintain the effectiveness of the Resale Registration Statement through the first anniversary of the Effective Time, on or prior to Parent's cure of such failure and in all events within 360 days thereafter Parent shall be obligated to issue to each holder of Registrable Securities on the basis set forth below in this Section 6.11(c) such holder's pro rata share of that number of shares of Parent Common Stock as shall in the aggregate equal 1% of the Parent Common Stock as of the Effective Time (calculated on a fully diluted basis and giving effect to the full conversion of any outstanding shares of Parent Class A Preferred Stock), for each month or any part thereof during which Parent's failure to obtain the effectiveness, or maintain the effectiveness of the Resale Registration Statement, as the case may be, continues (as so calculated, the resulting number is referred to as the "PENALTY AMOUNT"). Parent will issue the

Penalty Amount only to those of its stockholders that at the time of payment are
(i) not eligible to sell any Merger Consideration Shares owned by them under Rule 144 and (ii) not subject to Special Conversion Restrictions all on the following basis. The Penalty Amount will be divided by the sum of (a) the aggregate number of Merger Consideration Shares that as of the date of determination are not eligible to be sold under Rule 144 and (b) the aggregate number of Merger Consideration Shares that as of the date of determination are not convertible into Parent Common Stock because of Special Conversion Restrictions; and the quotient shall be known as the "PER SHARE PENALTY AMOUNT." The amount of the Penalty Amount distributable to each holder of Merger Consideration Shares shall equal the Per Share Penalty Amount multiplied by the number of Merger Consideration Shares held by such holder and further meeting the qualifications set forth in (a) and (b) above.

                     (d) Within 45 days after the effectiveness of the Resale Registration Statement, Parent will file one or more registration statements on Form S-8, or such other form as may be appropriate to register the issuance of shares on the exercise of Parent Options and shares issuable upon the exercise of Parent Warrants (including warrants that were novated to become Parent Warrants).

                     (e)    The covenants set forth in Sections 6.11(a), (b),
(c) and (d) are for the express benefit of the holders of the Private Placement Shares, Merger Consideration Shares, the Diomed Options and the Diomed Warrants.

              6.12 POST-CLOSING COVENANT. Within 60 days after the Effective Time, Parent will use its best efforts to effect a migratory merger with and into, and thereby become, a corporation formed under the laws of the State of Delaware ("Delco"). The certificate of incorporation and by-laws of Delco shall be substantially identical to the articles of incorporation and by-laws of Parent, except that the certificate of incorporation of Delco shall provide for cumulative voting of its shares of all classes by its stockholders for the election of directors and holders of the shares of the Parent Class A Preferred Stock shall each have that number of votes as shall equal the number of shares of Parent Common Stock into which each share of Parent Class A Preferred shall be convertible. Parent makes this covenant for the express benefit of the Diomed Stockholders and the Diomed Stockholders, or any of them, shall have the right to enforce any breach of this covenant.

              6.13 ACTIONS BY THE PARTIES. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties will use its Reasonable Best Efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (a) obtaining all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority, making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or authority; (b) obtaining all necessary consents, approvals or waivers from any other Person; (c) defending any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) executing additional instruments necessary to consummate the transactions contemplated by this Agreement. Each Party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

       7.     CONDITIONS PRECEDENT

              7.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

                     (a) The Merger shall have been duly approved by the requisite vote of the outstanding shares of Diomed Capital Stock and Acquisition Common Stock entitled to vote thereon in accordance with the DGCL.

                     (b) All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or Diomed (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

                     (c) Parent has filed with the American Stock Exchange its application to list thereon shares of Parent Common Stock and such application shall be pending, subject to official notice of issuance.

                     (d) Parent shall have entered into the Subscription Agreement substantially in the form attached hereto as EXHIBIT B, pursuant to which Parent shall have consummated a private placement of shares of its common stock in an offering of securities that is exempt from the registration requirements of the Securities Act (the "PRIVATE PLACEMENT") and shall have raised in the Private Placement gross proceeds of at least $7,000,000 and not more than $10,000,000, after reduction for placement fees, all without waiver of or modification from any of the material terms or conditions of the Subscription Agreement, unless such changes have been previously agreed to in writing by Diomed.

                     (e) Parent shall have duly amended its Certificate of Incorporation to, among other things, (i) change its name to Diomed Holdings, Inc. upon Closing of the Merger and, (ii) if necessary create a new class of Parent Capital Stock, designated as Parent Class A Preferred Stock, with designations, privileges and limitations substantially in the form attached hereto as EXHIBIT C.

                     (f) Parent shall have assumed the obligations of Diomed under the Consulting Agreement with Verus Support Services, Inc. ("VSSI"), substantially in the form attached hereto as EXHIBIT D, pursuant to which Verus shall have agreed to provide financial consulting services to Parent for a period of eighteen months, at a consulting fee equal to $15,000 per month. The board of directors of Diomed and Parent shall have approved the Consulting Agreement pursuant to Section 144 of the DGCL and the cognate provisions of the applicable corporate law for Parent.

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


                     (g) Parent shall have adopted the By-laws substantially in the form attached hereto as EXHIBIT E, to, among other things, provide for the establishment of an audit committee of its board in accordance with the listing requirements of the American Stock Exchange.

              7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT. Parent's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                     (a)    Each representation and warranty set forth in
Section 2 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations in Section 2.5 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations in Section 3.5 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect. Parent and Acquisition shall have received a certificate dated the Closing Date and signed by the chief executive officer or corporate secretary of Diomed substantially in the form attached hereto as EXHIBIT F, certifying that the conditions specified in Section 7.2(a) and 7.2(b) have been satisfied.

                     (b) Diomed shall have performed and complied in all material respects with its covenants to be performed or complied with at or prior to the Closing.

                     (c) Since the date hereof there has been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Acquired Entities.

                     (d) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by this Agreement.

                     (e) Counsel for Diomed shall have delivered to Parent and Acquisition, legal opinions substantially in the form attached hereto as EXHIBIT G and EXHIBIT H respectively.

              7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF DIOMED. Diomed's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                     (a)    Each representation and warranty set forth in
Article 3 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties shall have been accurate and complete) as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date. Diomed shall have received certificates dated the Closing Date and signed by the Chief Executive Officer or corporate secretary of Parent, substantially in the form attached hereto as EXHIBIT I, certifying that the conditions set forth in Section 7.3(a) and 7.3(b) have been satisfied.

                     (b) Parent shall have performed and complied in all material respects with its covenants and obligations required by this Agreement to be performed or complied with at or prior to the Closing.

                     (c) The size of the board of directors of Parent shall have been fixed by resolution at three (3) persons and Mr. Peter Norris shall have been appointed to serve as a director of Parent. The by-laws of Parent shall provide that until April 30, 2003 or until the size of the board equals or exceeds five (5) members, whichever first occurs, all actions taken by its board of directors shall be taken only with the unanimous approval vote in person or written consent of all directors.

                     (d) Mr. Peter Klein shall have been elected as the President and Chief Executive Officer of Parent, and Parent has assumed Mr. Klein's Employment Agreement with Diomed, dated July 1, 2001.

                     (e) Each of the directors of Parent (other than Mr. Norris) shall have delivered to Parent an executed letter in the form of EXHIBIT
J. Each of the officers of Parent shall have resigned.

                     (f) Parent's assumption of the Diomed Option Plans and each Diomed Plan Option issued and outstanding thereunder to each officer or director of Diomed pursuant to Section 1.5(e) and Parents' acceptance of each Diomed Non-Plan Option Novation Request and each Diomed Warrant Novation Request issued and outstanding to each officer and director of Diomed shall have been authorized by the unanimously adopted separate resolution of Parent's board of directors, which resolution shall be satisfactory in form and substance to Diomed's counsel.

                     (g) Counsel for Parent and Acquisition shall have delivered to the Diomed Stockholders their legal opinions, substantially in the respective forms attached hereto as EXHIBIT K and EXHIBIT L.

                     (h) Local counsel for parent shall have delivered to the Diomed Stockholders its legal opinion, substantially in the form of EXHIBIT M.

                     (i) Since the date hereof there has been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or Acquisition.

                     (j) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by this Agreement.

              7.4 FRUSTRATION OF CLOSING CONDITIONS. None of the Acquired Entities, Parent or Acquisition may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.12.

       8.     SURVIVAL OF REPRESENTATION AND WARRANTIES

              The representations and warranties of the Parties contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

       9.     BROKERS' AND FINDERS' FEES

              Each of Diomed, Parent and Acquisition represent and warrant that, except as set forth in SCHEDULE 9.1, no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from the Acquired Entities, Parent or Acquisition, respectively, in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

       10.    EXPENSES

              Each of Diomed, Parent and Acquisition shall pay its own costs and expenses relating to this Agreement, including without limitation in connection with the preparation and negotiation of this Agreement, meetings of shareholders of any Party required to approve the Merger and other related fees and expenses of attorneys, appraisers, and other third parties, the carrying out of the provisions of this Agreement and the structuring and consummation of the transactions contemplated hereby.

       11.    USE OF PRIVATE PLACEMENT PROCEEDS

              The Surviving Corporation shall use the proceeds of the Private Placement for working capital, including without limitation, (a) financing or retiring any expenses incurred in connection with (i) the Merger, (ii) the Private Placement and (iii) retiring existing debt of Diomed; (b) funding of the laser development project and other research and development initiatives currently being contemplated by the executives of Diomed; (c) various business acquisitions; and (d) working capital needs. Upon Closing, Parent shall deposit and maintain such proceeds in a separate account, which shall be released only upon a written request of the CFO of Diomed and with the explicit consent of the Board of Directors of Parent.

       12.    PRESS RELEASES

              Upon the execution of this Agreement, Parent shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Exchange Act, subject to the applicable requirements of Rules 135a and 135c under the Securities Act, and such release or announcement will be reasonably satisfactory in form and substance to Diomed and its counsel. Parent and Diomed shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other Parties which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if required by law, Parent or Diomed may issue such a press release or otherwise make public such information as long as such disclosing Party notifies the other Parties of such requirement and discusses with such other Parties in good faith the contents of such disclosure.

       13.    CONFIDENTIAL INFORMATION

              Except as may be required by law, stock exchange or other regulation or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the transactions without the prior written consent of Diomed or Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable law or order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any action of which it is aware which may result in disclosure and uses its Reasonable Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Best Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. If the transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request. Notwithstanding the foregoing, Parent may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires; provided, that Parent will consult with Diomed prior to releasing any such public disclosure so that Diomed may notify its employees of the transactions. Neither Diomed nor any of its Affiliates will issue any press release or other public announcement related to this Agreement or the transactions without Parent's prior written approval.

       14.    CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.

              This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by Diomed, Acquisition or Parent, as the case may be.

       15.    ASSIGNMENT AND BINDING EFFECT

              All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

       16.    TERMINATION

              16.1   TERMINATION OF AGREEMENT.

              The Parties may terminate this Agreement as provided below:

                     (a) Parent and Diomed may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

                     (b) Parent or Diomed may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date; PROVIDED that the Party delivering such notice has not directly or indirectly caused such failure to close; and PROVIDED FURTHER, that if the Closing has not occurred by February 15, 2002, Diomed may commence discussions and negotiations with parties other than Parent.

                     (c) Parent may terminate this Agreement by giving written notice to Diomed at any time prior to the Closing if any Acquired Entity has breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and Section 2.5, in which case such termination rights will arise upon any breach).

                     (d) Diomed may terminate this Agreement by giving notice to Parent at any time prior to the Closing, if Parent or Acquisition breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any breach).

                     (e) Parent or Diomed may terminate this Agreement by giving written notice to the other at any time prior to the Closing if either Party is not reasonably satisfied in its sole discretion with the results of, and its due diligence investigations with respect to, the material operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Acquired Entities or Parent.

                     (f) Parent may terminate this Agreement by giving notice to Diomed on or before the Expiration Date that it has not completed the Private Placement on terms and conditions reasonably satisfactory to Parent in its sole discretion.

              16.2 EFFECT OF TERMINATION. Except for the obligations under Sections 10, 12, 13 and 16, if this Agreement is terminated under Section 16.1, then, all further obligations of the Parties under this Agreement will terminate.

       17.    DEFINITIONS

              As used in this Agreement the terms set forth below shall have the following meanings:

                     (a) "ACQUIRED ENTITIES" means Diomed and the Acquired Subsidiaries, collectively.

                     (b)    "ACQUIRED SUBSIDIARIES" means DL and Stablefile.

                     (c)    "AFFILIATE" of a Person means any other Person who
(i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                     (d) "BENEFIT PLAN" means any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, fringe benefit or other plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of any Acquired Entity.

                     (e) "BEST KNOWLEDGE" in respect of any representation and warranty of (i) the Acquired Entities set forth in this Agreement means (A) the actual knowledge of , President & CEO and CFO of Diomed (the "DIOMED KNOWLEDGEABLE OFFICERS") and (B) except as otherwise set forth in such representation or warranty, the constructive knowledge of the Diomed Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter which is the subject of such representation or warranty and
(ii) Parent or Acquisition set forth in this Agreement shall mean the actual knowledge of Joel Dumaresq (the "PARENT KNOWLEDGEABLE OFFICERS").

                     (f) "BUSINESS DAYS" has the meaning given it in the General Construction Law of the State of New York.

                     (g) "CODE" means the Internal Revenue Code of 1986, as amended.

                     (h) "CONFIDENTIAL INFORMATION" means any confidential information concerning the businesses and affairs of Parent Acquisition or Diomed.

                     (i) "COPYRIGHTS" means all copyrights in both published works and unpublished works.

                     (j) "DECEMBER 2001 BRIDGE LOAN NOTES" means [$200,000] original principal amount of loan notes made by Diomed to Verus Group International Limited ("VGIL") and Winton Capital Holdings, Ltd. ("WINTON").

                     (k)    "DGCL" means the Delaware General Corporation Law.

                     (l) "DIOMED NON-PLAN OPTION NOVATION REQUEST" means the request, substantially in the form of EXHIBIT N to this Agreement, pursuant to which each holder of a Diomed Non-Plan Option may request that the Diomed Non-Plan Options referred to therein be novated by Parent to become Parent Options, subject to the terms and conditions thereof.

                     (m) "DIOMED NON-PLAN OPTIONS" means options to purchase an aggregate of 489,679 shares of Diomed Common Stock outstanding as of the date of this Agreement and not subject to the Diomed Option Plans.

                     (n) "DIOMED OPTION PLANS" means Diomed's 1998 Incentive Plan and Diomed's 2001 Employee Stock Option Plan.

                     (o) "DIOMED OPTIONS" means the Diomed Non-Plan Options and the Diomed Plan Options.

                     (p) "DIOMED PLAN OPTIONS" means options to purchase an aggregate of 1,314,705 shares of Diomed Common Stock outstanding as of the date of this Agreement under the Diomed Option Plans.

                     (q) "DIOMED WARRANTS" means warrants to issue an aggregate of 121,494 shares of Diomed Common Stock.

                     (r) "DIOMED WARRANT NOVATION REQUEST" means the request, substantially in the form of EXHIBIT O to this Agreement, pursuant to which each holder of a Diomed Warrant may request that the Diomed Warrant referred to therein be novated by Parent to become a Parent Warrant, subject to the terms and conditions thereof.

                     (s) "DL" means Diomed, Ltd., a company formed under the laws of the United Kingdom, and a wholly-owned subsidiary of Diomed.

                     (t) "DOLLARS" or "$" means the lawful currency of the United States of America.

                     (u) "EDGAR" means the Electronic Data Gathering, Analysis and Retrieval of the SEC.

                     (v) "ENVIRONMENTAL LAWS" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                     (w) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                     (x)    "EXPIRATION DATE" means March 29, 2002.

                     (y) "FIRST QLT PROMISSORY NOTE" means Diomed's Promissory Note, dated November 8, 2000, payable to QLT Inc. in the original principal amount of $339,336.45.

                     (z) "GAAP" means United States generally accepted accounting principles.

                     (aa) "HAZARDOUS SUBSTANCES" means any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

                     (bb) "INDEBTEDNESS" means as at any date of determination, the sum of the following items of a Party, without duplication:
(i) obligations created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice, (iii) the face amount of all letters of credit issued for the account of any Party and all drafts thereunder, (iv) capital lease obligations, if any, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person.

                     (cc) "INTELLECTUAL PROPERTY" means the following intellectual property:

                     (i) (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (B) all Trademarks, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (C) all Copyrights and copyrightable works and all applications, registrations and renewals in connection therewith and all moral rights relating thereto insofar as such moral rights have been assigned to any Acquired Entity, (D) all Trade Secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (E) all Software and firmware in whatever form (including data, databases and related documentation);

                     (ii) all documents, records and files relating to design, end user documentation, quality control, sales, marketing or customer support for, and other tangible embodiments of, all intellectual property described herein;

                     (iii) all proprietary rights and other tangible or intangible proprietary information and materials; and

                     (iv) all licenses, agreements and other permissions or rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of any Acquired Entity or that are being used in the business as it is currently conducted.

                     (dd) "LIENS" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                     (ee) "MATERIAL ADVERSE EFFECT" means (unless otherwise specified), as to a Party, any condition or event that may (i) have a material adverse effect on the assets, business, financial condition, operations of such Party or Parties taken as a whole, in an amount in excess of $500,000, (ii) materially impair the ability of such Party to perform its obligations under this Agreement or (iii) prevent or delay beyond the Expiration Date the consummation of the transactions contemplated under this Agreement.

                     (ff) "MERGER CONSIDERATION SHARES" means those shares of Parent Class A Preferred Stock that are issued in the Merger pursuant to Section 1.5(c), 1.5(d) of this Agreement.

                     (gg) "NASDAQ" means the NASDAQ automated trading system operated by the National Association of Securities Dealers, Inc.

                     (hh) "OCTOBER 2001 BRIDGE LOAN NOTES" means $500,000 original principal amount of loan notes made by Diomed to VGIL and Winton.

                     (ii)   "PARENT COMMON STOCK" is defined in Section 3.2(a).

                     (jj) "PARENT OPTION" means an option to purchase shares of Parent Class A Preferred Stock.

                     (kk) "PARENT WARRANT" means a warrant to purchase shares of Parent Class A Preferred Stock issuable to the holders of Diomed Warrants under the terms of this Agreement.

                     (ll)   "PARTIES" means Parent, Acquisition and Diomed.

                     (mm) "PATENTS" means all (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable.

                     (nn) "PERMITTED LIENS" means (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                     (oo) "PERSON" means any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                     (pp) "POTENTIAL MATERIAL EVENT" means the possession by Parent of material information regarding a potential transaction beneficial to Parent or its stockholders not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of Parent that disclosure of such information in the registration statement would be detrimental to the business and affairs of Parent.

                     (qq) "PRIVATE PLACEMENT SHARES" means the shares of Parent Common Stock offered to investors pursuant to Section 7.1(d) of this Agreement in contemplation of the transactions contemplated by this Agreement.

                     (rr) "REASONABLE BEST EFFORTS" means prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Acquired Entities, Parent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

                     (ss) "REQUESTING HOLDER" means a holder of Diomed Capital Shares that requests, in accordance with Section 78.235.5 of the Nevada Revised Statutes, the written statement containing the information specified therein be represented by share certificates.

                     (tt) "RULE 144" means Rule 144 promulgated under the Securities Act, as in effect from time to time.

                     (uu)   "SEC" means the U.S. Securities and Exchange
Commission.

                     (vv) "SECOND QLT PROMISSORY NOTE" means Diomed's Promissory Note, dated November 8, 2000, payable to QLT Inc. in the original principal amount of $835,663.55.

                     (ww) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                     (xx)   "SOFTWARE" means computer software or middleware.

                     (yy) "SPECIAL CONVERSION RESTRICTIONS" means restrictions or limitations on the continuing conversion of Parent Class A Preferred Stock into Parent Common Stock due to a determination by Parent to undertake a public offering of its equity securities, to the extent the ability of Parent to impose such restrictions or limitations is set forth in EXHIBIT C.

                     (zz) "STABLEFILE" means Stablefile Ltd., a company formed under the laws of the United Kingdom and a wholly-owned subsidiary of DL.

                     (aaa) "SUBSIDIARY" of a Person means any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

                     (bbb) "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means (i) any United States, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) in the case of Diomed or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group; and (iii) liability of Diomed or any Subsidiary for the payment of any amount as a result of being a party to any tax sharing or indemnification agreement.

                     (ccc) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                     (ddd) "TRADE SECRETS" means all know-how, trade secrets, confidential information, customer lists, Software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

                     (eee) "TRADEMARKS" means any trademark, trade name, trade dress, logo, service mark, corporate name, domain name, URL, sign, symbol, brand, emblem, word, motto, design or any combination thereof, whether or not registered, together with all translations, adaptations, derivations and combinations thereof, adopted and used by a Person to identify goods made or sold by him or her, and to distinguish them from goods made or sold by others.

                     (fff)  "VGIL" means Verus Group International Limited.

                     (ggg)  "VSSI" means Verus Support Services, Inc.

                     (hhh)  "WINTON" means Winton Capital Holdings, Ltd.

       18.    SCHEDULES

                     (a) Disclosures in any schedule or any supplement thereto, shall be deemed to relate to any other representation or warranty in this Agreement.

                     (b) If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

       19.    SUCCESSORS

              All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

       20.    ASSIGNMENTS

              No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent and Diomed. Notwithstanding the foregoing, Diomed agrees that it will not withhold its consent to any assignment by Parent or by any direct or indirect successor of Parent as long as any person intending to become an assignee of Parent's interest under this Agreement (the "ASSIGNEE") satisfies the following conditions prior to succeeding to the interest of Parent under this Agreement:

                     (a) The Assignee signs a written instrument (the "INSTRUMENT OF ASSUMPTION") in form and substance reasonably satisfactory to Diomed and its counsel under which the Assignee agrees to become bound by and perform each and every obligation of Parent under this Agreement and further simultaneously acquires 100% of the issued and outstanding shares of Acquisition;

                     (b) Parent delivers the executed Instrument of Assumption to Diomed not less than 48 hours prior to the intended effectiveness of the assignment to Assignee;

                     (c) Shares of the Assignee are listed for trading on The New York Stock Exchange, the American Stock Exchange or are admitted to trading on the NASDAQ or are quoted for trading on the Over-the Counter Bulletin Board operated by the National Association of Securities Dealers, Inc.;

                     (d) Diomed receives the Instrument of Assumption pursuant to Section 20(b) together with (i) to the extent not available through EDGAR, financial statements of the Assignee corresponding to the periods specified in Section 3.5 with such changes in dates as may be required of the Assignee's fiscal year is other than the calendar year; (ii) to the extent not available through EDGAR, copies of all reports filed with the SEC during the prior 730 days (together with copies of all correspondence from the SEC relating in any way thereto); (iii) a certificate of the Assignee's chief executive officer, president or chief financial officer certifying that the Assignee is current with all filing requirements applicable to it under the Securities Act and the Exchange Act; (iv) disclosure schedules responding to the respective Schedules listed in Section 3 as if Assignee were the original Party to this Agreement, including such facts regarding the Assignee as are required for the representations continued in Sections 3.1 and 3.2 to be complete and accurate; (v) the notice data for the Assignee referenced for Parent in Section 21; and (vi) the stock ledger maintained by the Assignee's transfer agent (together the name, address and account officer of such transfer agent);

                     (e) The Assignee promptly provides Diomed or its counsel with such information to verify or amplify the Assignee's disclosures as Diomed or its counsel shall reasonably request;

                     (f) The Assignee shall issue a press release conforming with the requirement of Section 12 as if it had executed this Agreement;

                     (g) Diomed shall have reasonably concluded that (i) the Assignee has no material assets or liabilities, whether contingent or otherwise; and (ii) none of the disclosures provides a basis for concluding that a merger with Assignee as a Party thereto in place of Parent would be less fair to the stockholders of Diomed than would the Merger initially contemplated by this Agreement with Parent itself; and

                     (h) Diomed's counsel or its independent certified public accountants have not reasonably objected to the Assignee on the basis of their respective due diligence investigations of the Assignee.

       21.    NOTICES

              All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail (if sent from the United States to an addressee in the United States), return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent or Acquisition:

Pashleth Investment Ltd.
Attn: Joel Dumaresq
#5-4360 Agar Drive
Richmond, British Columbia V7B 1A3
Canada
Tel:     (604) 279-0515
Fax:     (604) 276-8748

Copy to (which will not constitute notice):

Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Attn:    Willie E. Dennis
590 Madison Avenue
New York, NY 10022
Tel:     (212) 872-1045
Fax:     (212) 872-1002

If to Diomed:

Diomed, Inc.
Attn:    Peter Klein
1 Dundee Park
Andover, MA 01810
Tel:     (978) 475-7771 (X11)
Fax:     (978) 475-8488

Copy to (which will not constitute notice):

Van Wert, Zimmer, Bonesteel, Conlin & McCann, P.C.
Attn:    Steven R. Colin
One Militia Drive
Lexington, MA 02421-4718
Tel:     (781) 863-6306
Fax:     (781) 863-6301

Copy to (which will not constitute notice):
McGuire Woods, LLP
Attn:    William A. Newman
         9 West 57th Street, Suite 1620
         New York, New York 10019-2602
Tel:     (212) 548-2100
Fax:     (212) 548-2150

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       22.    SPECIFIC PERFORMANCE

              Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 23, in addition to any other remedy to which they may be entitled, at law or in equity.

       23. SUBMISSION TO JURISDICTION; PROCESS AGENT; NO JURY TRIAL; BINDING ARBITRATION

              (a) Each Party submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each Party also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

              (b) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

       24.    THIRD PARTY BENEFICIARIES

              The Parties expressly agree that the Diomed Stockholders and the holders of Diomed Options are third party beneficiaries of the obligation of Parent set forth in Sections 6.9(a), 6.9(b), 6.11(a), 6.11(b), 6.11(c), 6.11(d),
and 6.12, respectively, and may bring a suitable action pursuant to Section 24 to enforce their rights as third party beneficiaries in accordance with the terms thereof.

       25.    COUNTERPARTS

              This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

       26.    HEADINGS

              The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

       27.    GOVERNING LAW

              This Agreement and the performance of the transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

       28.    AMENDMENTS

              Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Acquisition and the Acquired Entities at any time prior to the Effective Time. Notwithstanding the foregoing, after the Diomed Stockholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Consideration or otherwise would require the Diomed Stockholders to approve such amendment under the DGCL, unless the Diomed Stockholders approve such amendment in accordance with the DGCL. Amendments to this Agreement must be in writing and signed the Parties.

       29.    EXTENSIONS; WAIVER

                     (a) At any time prior to the Effective Time, the Parent, on the one hand, and Diomed, on the other, to the extent legally allowed, may
(i) extend the time for the performance of any of the obligations of the other Party up to and including the Expiration Date, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

                     (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

       30.    SEVERABILITY

              The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

       31.    CONSTRUCTION

              The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

       32.    INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES

              The exhibits, annexes, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

       33.    REMEDIES

              Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

       34.    ELECTRONIC SIGNATURES

                     (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a transaction document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such transaction document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such transaction document or such other document contemplated.

                     (b) Delivery of a copy of a transaction document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.




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


              IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                         PASHLETH INVESTMENT LTD.


                                         By:         /s/ JOEL DUMARESQ
                                              ----------------------------------
                                                  Title:  President

                                         DIOMED ACQUISITION CORP.


                                         By:          /s/ JOEL DUMARESQ
                                               ---------------------------------
                                                  Title:  President


                                         DIOMED, INC.


                                         By:         /s/ PETER KLEIN
                                              ----------------------------------
                                                  Title: President and CEO


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